EXHIBIT 2.1                                                      EXECUTION COPY




================================================================================






                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         AMERITRADE HOLDING CORPORATION.
                                 ("PURCHASER"),

                                 TRADECAST INC.
                                (THE "COMPANY"),


                               TC MERGER SUB INC.
                                 ("MERGER SUB")

                                       AND

       THE PERSONS LISTED ON THE SCHEDULE OF STOCKHOLDERS ATTACHED HERETO
                           (TOGETHER, "STOCKHOLDERS")






                          DATED AS OF FEBRUARY 13, 2001





================================================================================

                                TABLE OF CONTENTS
                                                                            PAGE



ARTICLE I             DEFINITIONS..............................................1

         1.1      Definitions..................................................1

         1.2      Interpretation..............................................11

ARTICLE II            THE MERGER..............................................12

         2.1      The Merger; Effective Time; Effect on Capital Stock.........12

         2.2      Payment of the Merger Consideration.........................13

         2.3      Closing Date Balance Sheet..................................15

         2.4      Earn-Out Statement..........................................16

         2.5      Treatment of TradeCast Options..............................17

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                      AND STOCKHOLDERS........................................18

         3.1      Due Incorporation; Subsidiaries.............................18

         3.2      Due Authorization...........................................18

         3.3      Consents and Approvals; Authority Relative
                  to this Agreement...........................................19

         3.4      Capitalization..............................................19

         3.5      Financial Statements; Undisclosed Liabilities...............20

         3.6      No Adverse Effects or Changes...............................20

         3.7      Title to Properties.........................................22

         3.8      Condition and Sufficiency of Assets.........................22

         3.9      Real Property...............................................23

         3.10     Accounts Receivable.........................................23

         3.11     Intellectual Property.......................................23

         3.12     Contracts...................................................25

         3.13     Permits.....................................................27

         3.14     Insurance...................................................27

         3.15     Employee Benefit Plans and Employment Agreements............27

         3.16     Employment and Labor Matters................................29

         3.17     Taxes.......................................................29

         3.18     No Defaults or Violations...................................31

         3.19     Environmental Matters.......................................32

         3.20     Litigation..................................................33

         3.21     Bank Accounts...............................................33

                              TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE

         3.22     Improper and Other Payments.. ..............................33

         3.23     Privacy Policies; Security..................................33

         3.24     Brokers.....................................................34

         3.25     Investment Representations..................................34

         3.26     Accuracy of Statements......................................35

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PURCHASER.............35

         4.1      Due Incorporation...........................................35

         4.2      Due Authorization...........................................35

         4.3      Consents and Approvals; Authority Relative to
                  this Agreement..............................................35

         4.4      Litigation..................................................36

         4.5      Public Reports..............................................36

         4.6      No Adverse Effects or Changes...............................36

         4.7      Brokers.....................................................36

ARTICLE V             COVENANTS...............................................36

         5.1      Implementing Agreement......................................36

         5.2      Access to Information and Facilities........................37

         5.3      Preservation of Business....................................37

         5.4      Consents and Approvals......................................39

         5.5      Maintenance of Insurance....................................39

         5.6      Supplemental Information....................................40

         5.7      Confidentiality.............................................40

         5.8      Exclusivity.......................... ......................42

         5.9      Interim Financial Statements................................42

         5.10     Tax Matters.................................................42

         5.11     Stockholders Meeting........................................43

         5.12     Preservation of Books and Records; Access...................43

         5.13     Indemnification of Officers, Directors, Managers, Partners,
                  Members and Stockholders....................................44

         5.14     Termination of 401(k) Plan..................................44

ARTICLE VI            CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER........44

         6.1      Warranties True as of Both Present Date and Closing Date....44

         6.2      Compliance with Agreements and Covenants....................45

                              TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE

         6.3      Certificate of Compliance...................................45

         6.4      Consents and Approvals......................................45

         6.5      Hart-Scott-Rodino...........................................45

         6.6      NASD........................................................45

         6.7      No Material Adverse Change..................................45

         6.8      Actions or Proceedings......................................45

         6.9      Purchase....................................................45

ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS.....45

         7.1      Warranties True as of Both Present Date and Closing Date....45

         7.2      Compliance with Agreements and Covenants....................46

         7.3      Certificate of Compliance...................................46

         7.4      Consents and Approvals......................................46

         7.5      Hart-Scott-Rodino...........................................46

         7.6      NASD........................................................46

         7.7      No Material Adverse Change..................................46

         7.8      Actions or Proceedings......................................46

         7.9      Purchase....................................................46

ARTICLE VIII          CLOSING.................................................46

         8.1      Closing.....................................................46

         8.2      Deliveries by Stockholders..................................47

         8.3      Deliveries by Purchaser.....................................48

ARTICLE IX            TERMINATION.............................................48

         9.1      Termination.................................................48

         9.2      Effect of Termination.......................................49

ARTICLE X             INDEMNIFICATION.........................................49

         10.1     Survival....................................................49

         10.2     Indemnification by Stockholders.............................49

         10.3     Indemnification by Purchaser................................50

         10.4     Limitations on Indemnification..............................51

         10.5     Claims......................................................52

         10.6     Notice of Third Party Claims; Assumption of Defense.........52

                              TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE

         10.7     Settlement or Compromise....................................53

         10.8     Failure of Indemnifying Person to Act.......................53

         10.9     Recovery from Indemnity Shares and Earn-Out
                  Indemnity Shares............................................53

         10.10    Net Indemnity Payments......................................53

         10.11    Exclusive Remedy............................................53

         10.12    Time Limits.................................................54

ARTICLE XI            MISCELLANEOUS...........................................54

         11.1     Expenses....................................................54

         11.2     Amendment...................................................54

         11.3     Notices.....................................................54

         11.4     Waivers.....................................................55

         11.5     Counterparts................................................56

         11.6     Assignment..................................................56

         11.7     No Third Party Beneficiaries................................56

         11.8     Publicity...................................................56

         11.9     Further Assurances..........................................56

         11.10    Severability................................................56

         11.11    Entire Understanding........................................57

         11.12    Stockholders Representative.................................57

         11.13    Applicable Law..............................................57

         11.14    Specific Performance........................................57

         11.15    Waiver of Jury Trial........................................57

         11.16    Schedules...................................................57

         11.17    Disclosure..................................................57

                                TABLE OF CONTENTS
                                   (continued)


SCHEDULES
---------
Schedule of Stockholders
Schedule 1.1A           Bankstream Assets
Schedule 1.1B           Financial Statements
Schedule 2.3            Exceptions from GAAP - Closing Date Balance Sheet
Schedule 2.4            Exceptions from GAAP - Earn-Out Statement
Schedule 3.1            Organization of the Company and the Subsidiaries
Schedule 3.3(a)         Consents and Approvals.
Schedule 3.3(b)         Authority Relative to this Agreement
Schedule 3.4(b)         Capital Stock and Ownership of Subsidiaries
Schedule 3.4(c)         Options and Contractual Obligations Relating to
                        Company Shares
Schedule 3.5            Financial Statements; Undisclosed Liabilities
Schedule 3.6            Adverse Effects or Changes
Schedule 3.7            Exceptions to Title; Permitted Liens
Schedule 3.8            Condition of Assets
Schedule 3.9            List of Leased Real Property and Real Property Leases
Schedule 3.10           Accounts Receivable
Schedule 3.11(a)        Intellectual Property Owned by the Company
Schedule 3.11(b)        Software
Schedule 3.11(c)        TradeCast License Agreements
Schedule 3.11(d)        Adverse Claims to Intellectual Property
Schedule 3.11(e)        Infringement
Schedule 3.11(f)        Disclosure of Trade Secrets
Schedule 3.12           Contracts
Schedule 3.13           Permits
Schedule 3.14           Insurance
Schedule 3.15           Employee Benefit Plans and Employment Agreements
Schedule 3.16           Employment and Labor Matters
Schedule 3.17           Tax Matters
Schedule 3.18           Defaults and Violations
Schedule 3.19           Environmental Matters
Schedule 3.20           Litigation
Schedule 3.21           Bank Accounts
Schedule 4.3 Consents and Approvals; Authority Relative to this Agreement
Schedule 5.3            Preservation of Business

EXHIBITS
Exhibit A               Form of Employment Agreements
Exhibit B               Form of Escrow Agreement
Exhibit C               Form of License Agreement
Exhibit D               Purchase Agreement

Exhibit E               Form of Stockholders Agreement
Exhibit F               Form of Opinion of Counsel to the Company
                        and Stockholders
Exhibit G               Form of Opinion of Counsel to Purchaser

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT is made as of the 13th day of February, 2001, by and among AMERITRADE HOLDING CORPORATION, a Delaware corporation ("Purchaser"), TRADECAST INC., a Delaware corporation (the "Company"), TC MERGER SUB INC., a Delaware corporation ("Merger Sub"), and each of the Persons listed on the Schedule of Stockholders attached hereto (each a "Stockholder" and together "Stockholders"). Certain capitalized terms used herein are defined in Article I.

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the respective Boards of Directors of each of Purchaser, the Company and Merger Sub have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the parties intend, by executing and delivering this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Code and to cause the Merger to qualify as a "reorganization" as therein defined.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:


          "Accounting Firm" shall mean Ernst & Young LLP or another nationally recognized independent accounting firm mutually agreeable to Purchaser and the Stockholders Representative.

         "Accounts Receivable" shall have the meaning set forth in Section 3.10.

         "Accrued Earn-Out Shares" shall mean the sum of (i) Net Revenue Shares,
(ii) Pretax Profits Shares, (iii) B2B Shares and (iv) B2C Shares.

         "Affiliate" shall mean, with respect to any specified Person, (i) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(ii) any other Person which is a director, officer, partner or manager, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (i) of this paragraph, (iii) another Person of which the specified Person is a director, officer, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities,
(iv) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity or

(v) any spouse, parent, child or sibling of the specified Person; provided, that at any time after the Closing Date, the Company and the Subsidiaries on the one hand and Stockholders and their respective Affiliates (other than the Company and the Subsidiaries) on the other hand shall not be deemed to be Affiliates of each other.

         "Agreement" shall mean this Agreement and Plan of Merger, including all exhibits and schedules hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

         "Audited 2000 Financials" shall mean the audited consolidated financial statements of TradeCast Investments and the other Subsidiaries (not including TradeCast Enterprises) as of December 31, 2000, consisting of the balance sheet as of such date and the related statement of earnings and retained earnings and cash flows for the fiscal year then ended

         "Bankstream" shall mean Bankstream Ltd, a Texas limited partnership.

         "Bankstream Assets" shall mean the partnership interests of Bankstream, the Sixth Market Note and all other assets, properties and rights set forth on
Schedule 1.1A.

         "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York generally are closed for business.

         "B2B Shares" shall mean (i) if B2B Trades exceed 10,122,170 and are less than 14,777,795, the number of Shares equal to the product obtained by multiplying (A) 187,500 by (B) the quotient obtained by dividing (1) B2B Trades minus 10,122,170 by (2) 4,655,625 and (ii) if B2B Trades are equal to or exceed 14,777,795, the number of Shares equal to 187,500.

         "B2B Trades" shall mean all trades during the twelve-month period ended December 31, 2001 that are (i) executed on behalf of customers of broker dealers who are not Affiliates of the Company or any Subsidiary (or their respective successors) and who have been granted the right to use or practice any rights under any Intellectual Property in the ordinary course of business and consistent with past practice and (ii) for which the Company and the Subsidiaries (or their respective successors) are paid on a per share basis (for purposes of this definition, each 1,000 shares shall represent one trade) or per order basis in the ordinary course of business and consistent with past practices; provided, that if any such broker dealer becomes an Affiliate of Purchaser, the Company or any Subsidiary after the Closing, "B2B Trades" shall include all trades executed on behalf of customers of such broker dealers.

         "B2C Shares" shall mean (i) if B2C Trades exceed 309,213 and are less than 903,627, the number of Shares equal to the product obtained by multiplying
(A) 187,500 by (B) the quotient obtained by dividing (1) B2C Trades minus 309,213 by (2) 594,414 and (ii) if B2C Trades are equal to or exceed 903,627, the number of Shares equal to 187,500.

         "B2C Trades" shall mean all trades during the twelve-month period ended December 31, 2001 that are (i) executed on behalf of (A) retail customers of the Company or the Subsidiaries (or their respective successors) in the ordinary course of business and consistent with past practice and (B) retail customers of Purchaser or its Affiliates (other than the Company or the

Subsidiaries or their respective successors) granted the right to use or practice any rights under any Intellectual Property in the ordinary course of business and consistent with past practice and (ii) for which the Company or the Subsidiaries (or their respective successors) or Purchaser or its Affiliates are entitled to be paid a fee or commission (including free trades that are part of any promotion offered by Purchaser or its Affiliates) in the ordinary course of business and consistent with past practice.

         "Certificate of Merger" shall have the meaning set forth in Section 2.1(b).

         "Closing" shall mean the consummation of Merger and all other transactions contemplated herein in accordance with Article VIII.

         "Closing Average Share Price" shall mean the average of the closing prices of the Shares on all securities exchanges on which the Shares may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case on the Closing Date.

         "Closing Date" shall mean the date on which the Closing occurs or is to occur.

         "Closing Date Balance Sheet" shall have the meaning set forth in
Section 2.3(a).

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

         "Company" shall have the meaning set forth in the preamble hereof.

         "Company Benefit Plan" means all Employee Benefit Plans which the Company or any Subsidiary or any of their respective ERISA Affiliates maintains, sponsors, is a party to, participates in, has any commitment to create or has any liability or contingent liability.

         "Company's Knowledge" shall mean the actual knowledge of each Stockholder and each of Kenneth Jones, Anthony Brown, Teresa Ferruzzo and Shannon Creekmore or the knowledge such Stockholder could reasonably obtain after due inquiry; provided, that with respect to each Stockholder, the phrase "due inquiry" shall mean that such Stockholder has inquired of the officers and employees of the Company and the Subsidiaries having primary responsibility for the matter that is the subject of such inquiry.

         "Company Share" shall mean each share of Class A common stock, $.01 par value per share, of the Company, and each share of Class B common stock, $.01 par value per share, of the Company.

         "Contract" shall mean any contract, lease, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant or instrument, whether written or verbal.

         "Deductible Amount" shall mean the product obtained by multiplying (i) 78,750 by (ii) the Closing Average Share Price.

         "Delaware Law" shall mean the Delaware General Corporation Law.

         "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

         "Earn-Out Indemnity Shares" shall mean the product obtained by multiplying (i) the Accrued Earn-Out Shares by (ii) .05.

         "Earn-Out Shares" shall mean 750,000 Shares.

         "Earn-Out Statement" shall have the meaning set forth in Section
2.4(a).

         "Effective Time" shall have the meaning set forth in Section 2.1(b).

         "Employee Benefit Plan" means (i) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are defined in Sections 3(1) and 3(2), respectively, of ERISA) and (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, officer, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA).

         "Employment Agreements" shall mean an employment agreement between Purchaser and each of Robert L. Earthman, Jr., James F. Howell and Manmeet Singh, to be dated the Closing Date and in the form attached hereto as Exhibit A.

         "Environmental Law" shall mean any Law that imposes liability or standards of conduct concerning, or otherwise relates to, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials.

         "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

         "Escrow Agent" shall mean The Chase Manhattan Bank, or its successor appointed pursuant to the Escrow Agreement.

         "Escrow Agreement" shall mean an escrow agreement between Escrow Agent, Purchaser, the Stockholders Representative and the Sellers Representative, to be dated the Closing Date and in the form attached hereto as Exhibit B.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" shall have the meaning set forth in Section 2.1(d).

         "Excluded Company Share" shall mean any Company Share that is owned by the Company or any Subsidiary.

         "Excluded Covenants" shall mean (i) Sections 5.7 (confidentiality),
5.10 (tax matters), 5.12 (preservation of books and records; access), 5.13 (indemnification of officers, directors, managers, partners, members and stockholders), 11.1 (expenses), 11.12 (stockholders representative), 11.14 (specific performance) and 11.15 (waiver of jury trial) of this Agreement and the provisions of Article X (indemnification) of this Agreement that expressly survive the one (1) year limitation contained therein and (ii) Sections 5.6 (confidentiality), 5.8 (tax matters), 5.9 (preservation of books and records; access), 5.10 (indemnification of officers, directors, managers, partners, members and stockholders), 11.1 (expenses), 11.12 (sellers representative),
11.14 (specific performance) and 11.15 (waiver of jury trial) of the Purchase Agreement and the provisions of Article X (indemnification) of the Purchase Agreement that expressly survive the one (1) year limitation contained therein.

         "Financial Statements" shall mean (i) the audited consolidated financial statements of TradeCast Investments and the other Subsidiaries (not including TradeCast Enterprises) as of December 31, 1999 (including all notes thereto) and (ii) the unaudited consolidated financial statements of TradeCast Investments and the other Subsidiaries (not including TradeCast Enterprises) as of the end of each month after December 31, 1999 through the date hereof (including all notes thereto), which are included in Schedule 1.1B, consisting of the balance sheets at such dates and the related statements of earnings and retained earnings and partners' equity, as applicable, for the respective periods then ended. In addition, after the date of this Agreement, the term "Financial Statements" shall include all financial statements provided pursuant to Section 5.9.

         "GAAP" shall mean United States generally accepted accounting principles at the time in effect.

         "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority, whether national, international or supra-national, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any quasi-governmental entity established to perform such functions.

         "Hazardous Substance" shall mean any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, contaminant, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnification Cap" shall mean the product obtained by multiplying
(i) the sum of (A) the Indemnity Shares and (B) the Earn-Out Indemnity Shares by
(ii) the Closing Average Share Price.

         "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article X.

         "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article X.

         "Indemnity Shares" shall mean 375,000 Shares.

         "Intellectual Property" shall mean all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 United States Code Section 901(a)(2)) and any registrations and applications for "mask works"; Trade Secrets; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case owned or used by the Company or any Subsidiary.

         "IRS" shall mean the United States Internal Revenue Service.

         "Latest Balance Sheet" shall mean the unaudited consolidated balance sheet of TradeCast Investments and the other Subsidiaries (not including TradeCast Enterprises) dated as of December 31, 2000 set forth in Schedule 1.1B.

         "Law" shall mean any law, statute, regulation, ordinance, rule, order, directive, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into or imposed by any Governmental Authority.

         "Leased Real Property" shall have the meaning set forth in Section 3.9.

         "License Agreement" shall mean a license agreement between Purchaser and Bankstream, to be dated the Closing Date and in the form attached hereto as Exhibit C.

         "Lien" shall mean any lien, mortgage, charge, restriction, pledge, security interest, option, lease, sublease or encumbrance.

         "Loss" or "Losses" shall mean any and all losses, liabilities, costs, claims, damages, penalties, interest and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation, but excluding lost profits and consequential damages). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

         "Material Adverse Change to the Company" shall mean a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole which is materially adverse.

         "Material Adverse Change to Purchaser" shall mean a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of Purchaser and its subsidiaries taken as a whole which is materially adverse.

         "Material Adverse Effect on the Company" shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole which is materially adverse.

         "Material Adverse Effect on Purchaser" shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of Purchaser and its subsidiaries taken as a whole which is materially adverse.

         "Merger" shall have the meaning set forth in the recital of this Agreement.

         "Merger Consideration" shall have the meaning set forth in Section 2.2.

         "Merger Sub" shall have the meaning set forth in the preamble hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Net Revenues" shall mean the total revenues (including customer interest income) of the Company and the Subsidiaries (and their respective successors) for the twelve-month period ended December 31, 2001 less customer interest expense of the Company and the Subsidiaries (and their respective successors) for the twelve-month period ended December 31, 2001.

         "Net Revenues Shares" shall mean (i) if Net Revenues exceed $15,950,000 and are less than $33,114,000, the number of Shares equal to the product obtained by multiplying (A) 93,750 by (B) the quotient obtained by dividing (1) Net Revenues minus $15,950,000 by (2) $17,164,000, (ii) if Net Revenues are equal to or exceed $33,114,000 and are less than $43,060,000, the number of Shares equal to the sum of 93,750 and the product obtained by multiplying (A) 93,750 by (B) the quotient obtained by dividing (1) Net Revenues minus $33,114,000 by (2) $9,946,000 and (iii) if Net Revenues are equal to or exceed $43,060,000, the number of Shares equal to 187,500.

         "Net Worth" shall mean the amount equal to (i) the total current assets of the Company and the Subsidiaries (or their respective successors) reflected on the Closing Date Balance Sheet less (ii) the total current liabilities of the Company and the Subsidiaries (or their respective successors) reflected on the Closing Date Balance Sheet.

         "Option Exercise Price" shall have the meaning set forth in Section 2.5(a).

         "Option Exchange Ratio" shall mean .075.

         "Permit" shall mean any permit, license, bond, approval, consent or other authorization required or granted by any Governmental Authority.

         "Permitted Liens" shall mean (i) Liens for Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings and which are fully reserved for in the Financial Statements and on the Closing Date Balance Sheet, (ii) workers', mechanics', materialmen's, repairmen's, suppliers', carriers' or similar Liens arising in the ordinary course of business with respect to obligations that are not yet delinquent or that are being contested in good faith by appropriate proceedings, (iii) Liens encumbering the landlord's interest in the Leased Real Property, (iv) covenants, zoning restrictions, easements, licenses or other restrictions on the use of the Leased Real Property so long as the same do not materially impair the use of the Leased Real Property and (v) those Liens set forth in Schedule 3.7 and designated as "Permitted Liens."

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         "Pretax Profits" shall mean the net income (loss) before taxes of the Company and the Subsidiaries (and their respective successors) for the twelve-month period ended December 31, 2001; provided, that (i) expenses incurred in connection with this Agreement and the transactions contemplated hereby shall not be included in such calculation, (ii) a corporate overhead allocation shall not be included in such calculation, (iii) advertising and marketing expenses directly relating to the Company and the Subsidiaries (and their respective successors) shall be included in such calculation and (iv) advertising and marketing expenses indirectly relating to the Company and the Subsidiaries (and their respective successors) shall not be included in such calculations.

         "Pretax Profits Shares" shall mean (i) if Pretax Profits exceed $1,600,000 and are less than $11,048,000, the number of Shares equal to the product obtained by multiplying (A) 93,750 by (B) the quotient obtained by dividing (1) Pretax Profits minus $1,600,000 by (2) $9,448,000, (ii) if Pretax Profits are equal to or exceed $11,048,000 and are less than $15,690,000, the number of Shares equal to the sum of 93,750 and the product obtained by multiplying (A) 93,750 by (B) the quotient obtained by dividing (1) Pretax Profits minus $11,048,000 by (2) $4,642,000 and (iii) if Pretax Profits are equal to or exceed $15,690,000, the number of Shares equal to 187,500.

         "Prototype Plan" shall mean the employee pension benefit plan maintained by TradeCast Investments, which is a prototype cash or deferred profit sharing plan sponsored by American United Life Insurance Company.

         "Public Reports" shall have the meaning set forth in Section 4.5.

         "Purchase" shall mean the purchase of interests in TradeCast Enterprises and TradeCast Investments in accordance with the Purchase Agreement.

         "Purchase Agreement" shall mean the interest purchase agreement between Purchaser and Sellers, dated the date hereof and in the form attached hereto as Exhibit D.

         "Purchaser" shall have the meaning set forth in the preamble hereof.

         "Purchaser Indemnified Party" or "Purchaser Indemnified Parties" shall mean Purchaser and each of its Affiliates (including, after the Closing, the Company and the Subsidiaries), and their respective officers, directors, managers, stockholders, partners, members, employees, agents and representatives; provided, that in no event shall any Stockholder be deemed to be a Purchaser Indemnified Party.

         "Real Property Leases" shall have the meaning set forth in Section 3.9.

         "Related Agreement" shall mean the Purchase Agreement and any other Contract that is entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

         "Remaining Shares" shall mean the remainder obtained by subtracting (i) the sum of the Indemnity Shares and the Earn-Out Shares from (ii) the Total Shares.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sellers" shall mean ForTradeCast L Partners, L.P., a Texas limited partnership, and ForTradeCast S Partners, L.P., a Texas limited partnership.

         "Sellers Representative" shall have the meaning ascribed to it in the Purchase Agreement.

         "Share" or "Shares" shall mean the Class A Common Stock, par value $0.01 per share, of Purchaser.

         "Sixth Market Note" shall mean (i) the Loan Agreement in the amount of $250,000, dated December 15, 1999, between Sixth Market, L.L.C., Ken Johnson, Rick Engel and TradeCast Securities Ltd., (ii) the Secured Multiple Advance Promissory Note in the amount of $250,000, dated December 15, 1999, between Sixth Market, L.L.C., Ken Johnson, Rick Engel and TradeCast Securities Ltd.,
(iii) the Security Agreement in the amount of $250,000, dated December 15, 1999, between Sixth Market, L.L.C., Ken Johnson and Rick Engel, as Debtor, and TradeCast Securities Ltd., as Secured Party, (iv) the Addendum to Security Agreement (Accounts, Inventory, Documents, Chattel Paper, General Intangibles) in the amount of $250,000, dated December 15, 1999, between Sixth Market, L.L.C., Ken Johnson and Rick Engel, as Debtor, and TradeCast Securities Ltd., as Secured Party, (v) the Amendment and Modification of Security Agreement, dated March 1, 2000, (vi) the UCC-1 (Ken Johnson, as Debtor, and TradeCast Securities Ltd., as Secured Party), dated January 10, 2000, (vii) the

UCC-1 (Rick Engel, as Debtor, and TradeCast Securities Ltd., as Secured Party), dated January 10, 2000, (viii) the UCC-3 (Sixth Market, L.L.C., as Debtor, and TradeCast Securities Ltd., as Secured Party), dated March 29, 2000, and (ix) the UCC-3 (Rick Engel, as Debtor, and TradeCast Securities Ltd., as Secured Party), dated March 29, 2000.

         "Software" means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (ii) databases and compilations, including any and all data and collections of data, and (iii) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Stockholders" shall have the meaning set forth in the preamble hereof.

         "Stockholders Agreement" shall mean a stockholders agreement between Purchaser, Stockholders and Sellers, to be dated the Closing Date and in the form attached hereto as Exhibit E.

         "Stockholder Indemnified Party" or "Stockholder Indemnified Parties" shall mean Stockholders and each of their respective Affiliates, and their respective officers, directors, managers, stockholders, partners, members, employees, agents and representatives; provided, that after the Closing, in no event shall the Company or any Subsidiary be deemed to be a Stockholder Indemnified Party.

         "Stockholders Representative" shall have the meaning set forth in
Section 11.12.

         "Subsidiaries" shall mean TradeCast Enterprises, TradeCast Investments, Bankstream, Quotecast Ltd., TradeCast Ltd., TradeCast Advertising LLC, TradeCast Management Corp., TradeCast Resources Inc., TradeCast Securities Ltd. and TradeCast Services Inc.; provided, that as of immediately after the Closing, in no event shall Bankstream be deemed to be a Subsidiary.

         "Surviving Corporation" shall have the meaning set forth in Section 2.1(a).

         "Taxes" or "Tax" shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employees' income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "Tax Indemnification Period" shall mean the period (including all prior taxable years) ending on and including the Closing Date. For any taxable year of the Company or any Subsidiary that does not end on, and would otherwise extend beyond, the Closing Date, there shall be a deemed short taxable year ending on and including the Closing Date and a second deemed short taxable year beginning on and including the day after the Closing Date. The allocation of income and deductions between the deemed short taxable years shall be based on a closing of the books as of the end of the Closing Date.

         "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

         "Total Shares" shall mean 8,250,000 Shares.

         "TradeCast Class II Units" shall mean the Class II Units representing Class II limited partner interests in TradeCast Investments issuable under the Agreement of Limited Partnership of TradeCast Investments.

         "TradeCast Enterprises" shall mean TradeCast Enterprises LLC, a Texas limited liability company.

         "TradeCast Option" shall mean an option to purchase TradeCast Class II Units issued to employees of the Company and the Subsidiaries pursuant to the TradeCast Option Plan.

         "TradeCast License Agreements" shall have the meaning set forth in
Section 3.11(c).

         "TradeCast Investments" shall mean TradeCast Investments Ltd., a Texas limited partnership.

         "TradeCast Option Plan" shall mean the TradeCast Investments Ltd. 1999 Long-Term Incentive Plan.

         "Trade Secrets" shall mean all technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

         1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of, or any Exhibit or Schedule to, this Agreement.

                                   ARTICLE II

                                   THE MERGER

         2.1 The Merger; Effective Time; Effect on Capital Stock.


         (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger except as set forth in this Section 2.1. The Merger shall have the effects specified in the Delaware Law.

         (b) As soon as practicable following the Closing, Purchaser and the Company will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Sections 103 and 251 of the Delaware Law. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger in accordance with the Delaware Law (the "Effective Time").

         (c) The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended as provided therein or by applicable law. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein or by applicable law. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

         (d) At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Merger Sub, without any action on the part of the holder of any capital stock of the Company or Merger Sub:

               (i) each Company Share issued and outstanding immediately prior to the Effective Time (but excluding any Excluded Company Shares), shall be converted into and become exchangeable for the fraction of a Share (the "Exchange Ratio") equal to the quotient obtained by dividing (A) the number of Shares issued to Stockholders in accordance with Section 2.2(a) by
                    (B) the number of Company Shares issued and outstanding immediately prior to the Effective Time (other than the Excluded Company Shares);

               (ii) all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate formerly representing any Company Shares (other than Excluded Company Shares) shall thereafter represent only the right to the consideration per share set forth in
                    Section 2.1(d)(i) in respect of each Company Share formerly represented by such certificate multiplied by the number of Company Shares formerly represented by such certificate and the right, if any, to receive pursuant to Section 2.1(f) cash in lieu of the fractional shares into which such Company Shares have been converted pursuant to this Section 2.1(d)(ii) without interest;

              (iii) each Excluded Company Share issued and outstanding
                    immediately prior to the Effective Time shall no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist; and

               (iv) each share of Common Stock, par value $0.01 per share, of
                    Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly-owned subsidiary of Purchaser.

         (e) Notwithstanding any other provision of this Agreement, no fractional Shares will be issued and any Stockholder entitled to receive a fractional Share but for this Section 2.2(e) shall be entitled to receive in lieu thereof an amount in cash (without interest) determined by multiplying such fraction (rounded to the nearest one-hundredth of a share) by the Closing Average Share Price.

         (f) Each Stockholder hereby waives any appraisal rights that may be available to it in connection with the Merger under Section 262 of the Delaware Law.

         (g) In the event that prior to the Effective Time, there shall have been declared or effected a reclassification, stock split (including a reverse split), stock dividend or stock distribution with respect to the Shares, the Exchange Ratio shall be equitably adjusted to reflect such event.

         2.2 Payment of the Merger Consideration. The total consideration for the Company Shares (collectively, the "Merger Consideration") and the total consideration paid to Sellers pursuant to the Purchase Agreement shall be as follows:

         (a) Within five (5) Business Days after the Closing Date, Purchaser shall issue to Stockholders and Sellers and deliver to the Escrow Agent certificates representing the Indemnity Shares and the Earn-Out Shares to be held in accordance with the provisions of the Escrow Agreement, and shall issue and deliver to Stockholders and Sellers the number of Remaining Shares determined as follows:

               (i) if the Closing Average Share Price multiplied by 8,250,000 is less than or equal to $60,000,000, then fifty percent (50%) of the Remaining Shares shall be issued to Stockholders and fifty percent (50%) of the Remaining Shares shall be issued to Sellers;

               (ii) if the Closing Average Share Price multiplied by 8,250,000 is greater than $60,000,000 but less than or equal to $100,000,000, then (A) the first $60,000,000 in value of the
                    Remaining Shares (computed by multiplying the Closing Average Share Price by the number of Remaining Shares) shall be issued fifty percent (50%) to Stockholders and fifty percent (50%) to Sellers and (B) the balance of the Remaining Shares shall be issued seventy-five percent (75%) to Stockholders and twenty-five percent (25%) to Sellers; or

              (iii) if the Closing Average Share Price multiplied by 8,250,000 is greater than $100,000,000, then (A) the first $60,000,000 in value of the Remaining Shares (computed by multiplying the Closing Average Share Price by the number of Remaining Shares) shall be issued fifty percent (50%) to Stockholders and fifty percent (50%) to Sellers, (B) the next $40,000,000 in value of the Remaining Shares (computed by multiplying the Closing Average Share Price by the number of Remaining Shares) shall be issued seventy-five percent (75%) to Stockholders and twenty-five percent (25%) to Sellers and
                    (C) the balance of the Remaining Shares shall be issued sixty percent (60%) Stockholders and forty percent (40%) to Sellers.

         (b) Within five (5) Business Days after the date the Closing Date Balance Sheet becomes final and binding in accordance with Section 2.3, if Net Worth is less than $2,000,000, Stockholders shall cause Bankstream to pay such deficiency to Purchaser and, if such deficiency is not so timely paid to Purchaser, Purchaser and the Stockholders Representative shall, at Purchaser's request and option, immediately instruct the Escrow Agent to deliver to Purchaser the number of Indemnity Shares equal to the quotient obtained by dividing (i) the amount of such deficiency by (ii) the Closing Average Share Price.

         (c) On the first anniversary of the Closing Date, Purchaser and the Stockholders Representative shall instruct the Escrow Agent to deliver to Stockholders and Sellers certificates representing (i) the Indemnity Shares less
(ii) the sum of (A) the number of Indemnity Shares delivered to Purchaser pursuant to Section 2.2(b) and (B) the number of Indemnity Shares equal to the quotient obtained by dividing (1) any amounts necessary to satisfy any claims theretofore asserted by any Purchaser Indemnified Party pursuant to Article X and resolved pursuant to the provisions thereof and any amounts deemed by Purchaser and the Stockholders Representative reasonably necessary to satisfy any claims theretofore asserted by any Purchaser Indemnified Party pursuant to
Article X and not yet resolved pursuant to the provisions thereof by (2) the Closing Average Share Price.

         (d) Within five (5) Business Days after the Earn-Out Statement becomes final and binding in accordance with Section 2.4, Purchaser and the Stockholders Representative shall instruct the Escrow Agent to (i) deliver to Stockholders and Sellers certificates representing (A) the Accrued Earn-Out Shares less (B) the number of Earn-Out Indemnity Shares equal to the quotient obtained by dividing (y) any amounts deemed by Purchaser and the Stockholders Representative reasonably necessary to satisfy any claims theretofore asserted by any Purchaser Indemnified Party pursuant to Article X and not yet resolved pursuant to the provisions thereof by (z) the Closing Average Share Price and (ii) to deliver to Purchaser the remainder obtained by subtracting (A) the Accrued Earn Out Shares from (B) the Earn-Out Shares.

         (e) All certificates for Shares issued hereunder shall be in such names and denominations as the Stockholders Representative and the Sellers Representative shall designate to Purchaser or the Escrow Agent, as the case may be, no later than two (2) Business Days before such issuance is required hereunder. Purchaser shall promptly take all actions reasonably requested by the Stockholders Representative to correct any mistake made in the names or denominations of such certificates.

         (f) Any Shares delivered to Purchaser under this Section 2.2 shall be treated by Purchaser, Stockholders and Sellers as an adjustment to the Merger Consideration.

         2.3 Closing Date Balance Sheet.


         (a) Within thirty (30) days after the Closing Date, Purchaser shall prepare and deliver to the Stockholders Representative, at Purchaser's expense, a consolidated balance sheet for the Company and the Subsidiaries as of the Closing Date (the "Closing Date Balance Sheet"), including a calculation of Net Worth, which shall be prepared by Purchaser in accordance with GAAP and the past practices of the Company and the Subsidiaries, except as set forth on Schedule
2.3. Together with the Closing Date Balance Sheet, Purchaser shall make available to the Stockholders Representative the work papers and back-up materials used by Purchaser in preparing the Closing Date Balance Sheet and shall promptly make available such other documents as the Stockholders Representative may reasonably request in connection with his review of the Closing Date Balance Sheet. Any information supplied to the Stockholders Representative by Purchaser to enable the Stockholders Representative to prepare the Closing Date Balance Sheet shall be maintained by the Stockholders Representative and Stockholders in strict confidence and shall not be disclosed to any Person (other than their accountants, lawyers and other representatives who need to know such information) or used by the Stockholders Representative or Stockholders for any purpose, except in each case in connection with the matters specifically covered by this Section 2.3.

         (b) Within thirty (30) days after receipt of the Closing Date Balance Sheet, the Stockholders Representative shall deliver to Purchaser a written statement describing its objections (if any) to the Closing Date Balance Sheet. If the Stockholders Representative does not raise any objections in a written statement within such thirty-day period, the Closing Date Balance Sheet shall become final and binding upon all parties. If the Stockholders Representative does raise objections in a written statement within such thirty-day period, and the parties cannot resolve such objections within ten (10) days after the receipt by Purchaser of the Stockholders Representative's written statement of objections, any remaining disputes shall be resolved by the Accounting Firm. The Accounting Firm shall be instructed to resolve such disputes within thirty (30) days after its appointment. The resolution of disputes by the Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties and the Closing Date Balance Sheet, as modified by such resolution, shall become final and binding upon the date of such resolution. The fees and expenses of the Accounting Firm shall be apportioned by the Accounting Firm based on the degree to which each party's claims were unsuccessful and shall be paid by Purchaser and Bankstream in accordance with such determination. For example, if pursuant to this Section 2.3(b) the Stockholders Representative submitted an objection affecting the Net Worth in the amount of $100,000 and prevailed as to $45,000 of the amount, then Bankstream would bear 55% of the fees and expenses of the Accounting Firm. If Bankstream is obligated to pay any fees and expenses of the Accounting Firm pursuant to this Section 2.3(b), Stockholders shall cause Bankstream to pay such fees and expenses and hereby unconditionally guarantee such obligations of Bankstream.

         2.4 Earn-Out Statement.


         (a) Within thirty (30) days after December 31, 2001, Purchaser shall prepare and deliver to the Stockholders Representative, at Purchaser's expense, a consolidated balance sheet and statement of earnings for the Company and the Subsidiaries as of and for the twelve-month period ended December 31, 2001 (collectively, the "Earn-Out Statement"), including a calculation of (i) Net Revenues and Pretax Profits, which shall be prepared in accordance with GAAP and the past practices of the Company and the Subsidiaries, except as set forth on
Schedule 2.4, and (ii) B2B Trades and B2C Trades, which shall be prepared in accordance with the past practices of the Company and the Subsidiaries. Together with the Earn-Out Statement, Purchaser shall make available to the Stockholders Representative the work papers and back-up materials used by Purchaser in preparing the Earn-Out Statement and shall promptly make available such other documents as the Stockholders Representative may reasonably request in connection with his review of the Earn-Out Statement. Any information supplied to the Stockholders Representative by Purchaser to enable the Stockholders Representative to prepare the Earn-Out Statement shall be maintained by the Stockholders Representative and Stockholders in strict confidence and shall not be disclosed to any Person (other than their accountants, lawyers and other representatives who need to know such information) or used by the Stockholders Representative or Stockholders for any purpose, except in each case in connection with the matters specifically covered by this Section 2.4.

         (b) Within thirty (30) days after receipt of the Earn-Out Statement, the Stockholders Representative shall deliver to Purchaser a written statement describing its objections (if any) to the Earn-Out Statement. If the Stockholders Representative does not raise any objections in a written statement within such thirty-day period, the Earn-Out Statement shall become final and binding upon all parties. If the Stockholders Representative does raise objections in a written statement within such thirty-day period, and the parties cannot resolve such objections within ten (10) days after the receipt by Purchaser of the Stockholders Representative's written statement of objections, any remaining disputes shall be resolved by the Accounting Firm. The Accounting Firm shall be instructed to resolve such disputes within thirty (30) days after its appointment. The resolution of disputes by the Accounting Firm shall be set forth in writing and shall be conclusive and binding upon all parties and the Earn-Out Statement, as modified by such resolution, shall become final and binding upon the date of such resolution. The fees and expenses of the Accounting Firm shall be apportioned by the Accounting Firm based on the degree to which each party's claims were unsuccessful and shall be paid by Purchaser and Bankstream in accordance with such determination. For example, if pursuant to this Section 2.4(b) the Stockholders Representative submitted an objection affecting the Net Revenues in the amount of $100,000 and prevailed as to $45,000 of the amount, then Bankstream would bear 55% of the fees and expenses of the Accounting Firm. If Bankstream is obligated to pay any fees and expenses of the Accounting Firm pursuant to this Section 2.4(b), Stockholders shall cause Bankstream to pay such fees and expenses and hereby unconditionally guarantee such obligations of Bankstream.

         2.5 Treatment of TradeCast Options.

         (a) At the Effective Time, each TradeCast Option shall be converted into a right to receive either:

               (i) a fully vested option to acquire a number of Shares equal to the product obtained by multiplying (A) the number of TradeCast Class II Units the holder of such TradeCast Option would have been entitled to receive (assuming that such TradeCast Option has fully vested in accordance with its terms as a result of the Merger) had such holder exercised such TradeCast Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) by
                    (B) the Option Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to the quotient obtained by dividing (y) the aggregate exercise price for the TradeCast Class II Units held by such holder by (z) the Option Exchange Ratio (the "Option Exercise Price"); or

               (ii) an option to acquire a number of Shares equal to the product obtained by multiplying (A) the number of TradeCast Class II Units the holder of such TradeCast Option would have been entitled to receive (assuming that such TradeCast Option has not fully vested in accordance with its terms as a result of the Merger but instead with options vested at the Effective Time remaining vested and options not vested at the Effective Time vesting as to one-third on the first, second and third anniversary of the Effective Time) had such holder exercised such TradeCast Option in full immediately prior to the Effective Time (rounded down to the nearest whole number) by (B) the Option Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to the lower of (A) the Option Exercise Price or (B) the Closing Average Share Price.

         (b) As soon as practicable after the date hereof, the Company shall deliver to the participants in the TradeCast Option Plan appropriate notices setting forth such participants' rights pursuant this Agreement and soliciting their election with respect to the alternatives set forth above. Each participant shall be instructed to select an alternative by giving written notice to Purchaser and the Company within five (5) Business Days after the Closing Date. Any participant who does not so timely select shall be deemed to have selected alternative (i) above.

                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS

         The Company and each Stockholder represents and warrants to Purchaser as follows:

         3.1 Due Incorporation; Subsidiaries. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Except as set forth on Schedule 3.1, the Company and each of the Subsidiaries is licensed or qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each jurisdiction where the nature of the properties owned, leased or operated by it and the nature of the business transacted by it require such licensing or qualification. The jurisdictions in which the Company and each of the Subsidiaries is organized and licensed or qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, are set forth on Schedule 3.1. Except for the Subsidiaries and as set forth on
Schedule 3.1, the Company has no direct or indirect subsidiaries, either wholly or partially owned, and, does not hold any direct or indirect economic, voting or management interest in any Person or any security issued by any Person. True, correct and complete copies of the certificate of incorporation, by-laws, partnership agreements, limited liability company agreements (or similar organizational instruments) and minutes of all meetings (or written consents in lieu of meetings) of the board of directors and managers (and all committees thereof) and stockholders, partners and members of the Company and each of the Subsidiaries have been delivered to Purchaser.

         3.2 Due Authorization.

         (a) The Company has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and its Related Agreements have been duly and validly approved by the board of directors of the Company, and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby, except as contemplated by Section 5.11. The Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. Assuming the due authorization, execution and delivery of this Agreement and its Related Agreements by each other party hereto or thereto, this Agreement constitutes legal, valid and binding obligations of the Company and its Related Agreements constitute (or upon execution and delivery by the Company will constitute) legal, valid and binding obligations of the Company, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (b) Each Stockholder has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. Each Stockholder has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. Assuming the due authorization, execution and delivery of this Agreement and its Related Agreements by each other party hereto or thereto, this Agreement constitutes legal, valid and binding obligations of each Stockholder and each Stockholder's Related Agreements constitute (or upon execution and delivery by such Stockholder will constitute) legal, valid and binding obligations of such Stockholder, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         3.3 Consents and Approvals; Authority Relative to this Agreement.

         (a) Except under the HSR Act and the NASD Rules and as set forth on
Schedule 3.3(a), no consent, authorization or approval of, filing or registration with, waiver of any option or right of first refusal or first offer from, or cooperation from, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by the Company or Stockholders of this Agreement or their respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         (b) Except as set forth on Schedule 3.3(b), the execution, delivery and performance by the Company and Stockholders of this Agreement and their respective Related Agreements do not and will not (i) violate any Law applicable to or binding on the Company, any Subsidiary, any Stockholder or any of their respective assets or properties; (ii) result in or constitute a circumstance which, without regard to any grace period or notice requirement or both, would violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien upon any of the assets or properties of the Company, any Subsidiary or any Stockholder under, any Contract to which the Company, any Subsidiary or any Stockholder is a party or by which the Company, any Subsidiary or any Stockholder or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Company, any Subsidiary or any Stockholder or indebtedness secured by their respective assets or properties; (iv) violate or conflict with any provision of any of the certificate of incorporation, by-laws, partnership agreements or limited liability company agreements (or similar organizational instruments) of the Company or any Subsidiary; or (v) entitle any officer or employee of the Company or any Subsidiary to receive any change of control, severance or parachute payments.

         3.4 Capitalization.

         (a) The authorized capital stock of the Company consists of 1,000,000 shares of Class A common stock, $.01 par value per share, of which 840,000 are currently issued and outstanding, and 1,000,000 shares of Class B common stock, $.01 par value per share, of which 315,000 are currently issued and outstanding. All of the issued and outstanding shares of capital stock of the Company (i) are validly issued, fully paid and non-assessable, (ii) when issued were free of preemptive rights and (iii) are owned (legally and beneficially) by Stockholders, free and clear of any and all Liens.

         (b) The authorized, issued and outstanding capital of each Subsidiary, and the ownership thereof, are accurately set forth on Schedule 3.4(b). Except as set forth on Schedule 3.4(b), all of the outstanding shares of capital stock or capital interests of each such Subsidiary (i) are validly issued, fully paid and non-assessable, (ii) when issued were free of preemptive rights and (iii) are owned as set forth in Schedule 3.4(b), free and clear of any and all Liens.

         (c) Except as set forth in Schedule 3.4(c), there are no shares of capital stock or capital interests or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company, any Subsidiary or any Stockholder, to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or capital interests or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary. Except as set forth in Schedule 3.4(c), there are no outstanding contractual obligations of the Company, any Subsidiary or any Stockholder that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or capital interests or other securities of the Company or any Subsidiary or the management or operation of the Company or any Subsidiary.

         (d) Stockholders have full power and authority to convey good and marketable title to all of the Company Shares, and at the Effective Time, Purchaser will receive good and marketable title to the Company Shares, free and clear of all Liens.

         3.5 Financial Statements; Undisclosed Liabilities.


         (a) Except as set forth in Schedule 3.5, the Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial position, assets and liabilities of TradeCast Investments and the other Subsidiaries as of the dates thereof and the results of operations, revenues, expenses and cash flows of TradeCast Investments and the other Subsidiaries for the periods covered thereby. The Financial Statements are in accordance with the books and records of TradeCast Investments and the Subsidiaries and do not reflect any transactions that are not bona fide transactions.

         (b) Except as set forth in Schedule 3.5 or in the Latest Balance Sheet, TradeCast Investments and the Subsidiaries have no material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables, accrued expenses and obligations under Contracts incurred since the date of the Latest Balance Sheet in the ordinary course of business and consistent with past practice.

         (c) Except as set forth in Schedule 3.5 neither the Company nor TradeCast Enterprises have any assets or have any liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise.

         3.6 No Adverse Effects or Changes.

         (a) Except as listed on Schedule 3.6, since the date of the Latest Balance Sheet and as of the date hereof, neither the Company nor any Subsidiary has:

                (i) suffered any Material Adverse Effect on the Company,

               (ii) suffered any material damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance),

              (iii) taken any material action or entered into or authorized any material Contract or transaction other than in the ordinary course of business and consistent with past practice,

               (iv) sold, transferred, conveyed, assigned or otherwise disposed of any of its material assets or properties,

                (v) waived, released or canceled any material claims against third parties or debts owing to it, or any rights which have any substantial value,

               (vi) made any material changes in its accounting systems,
                    policies, principles, practices or methods,

              (vii) entered into, authorized or permitted any transaction with any Stockholder or any Affiliate thereof, except in the ordinary course of business and consistent with past practice;

             (viii) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or capital interests or any other securities, or amended any of the terms of any such securities;

               (ix) split, combined or reclassified any shares of its capital stock or capital interests, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or capital interests, or redeemed or otherwise acquired any shares, interests or other securities of the Company or any Subsidiary;

               (x) made any borrowings, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person (other than the Subsidiaries), or made any payment or repayment in respect of any indebtedness (other than trade payables, accrued expenses and payments of indebtedness existing on the date of the Latest Balance

                    Sheet, in each case in the ordinary course of business and consistent with past practice);

               (xi) made any material loans or advances to, or any capital contributions to or investments in, any other Person;

              (xii) entered into, adopted, amended, modified or terminated any
                    Company Employee Plan, or increased in any manner the compensation or fringe benefits of any current or former director, officer or employee of the Company or any Subsidiary, or paid any benefit not required by any Company Employee Plan or entered into any Contract or informal understanding to do any of the foregoing, except in the ordinary course of business and consistent with past practice;

             (xiii) acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company or any Subsidiary;

              (xiv) made any Tax election or settled or compromised any
                    federal, state, local or foreign Tax liability, or waived or extended the statute of limitations or period for assessment in respect of any such Taxes;

               (xv) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, any Subsidiary or any of their respective directors, officers, employees or agents; or

              (xvi) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any material Contract, except in the ordinary course of business and consistent with past practice.

         3.7 Title to Properties. Except as disclosed on Schedule 3.7, the Company and the Subsidiaries (a) have good and valid title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with their respective businesses and reflected in the Financial Statements (other than assets disposed of in the ordinary course of business since the date of such Financial Statements) and (b) on the Closing Date will have good and valid title to, and will be the lawful owners of, all of the tangible and intangible assets, properties and rights to be reflected in the Closing Date Balance Sheet, in any case free and clear of any Liens other than Permitted Liens.

         3.8 Condition and Sufficiency of Assets. Except as disclosed on
Schedule 3.8, all of the tangible assets and tangible properties of the Company and the Subsidiaries, whether owned or leased, that are necessary for the operation of their respective businesses are in commercially reasonable operating condition and repair (with the exception of normal wear and tear) for purposes of the Company's and the Subsidiaries' business as currently conducted, and are free from material defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations. Except as disclosed on Schedule 3.8, immediately after the Closing Date, the Company and each Subsidiary shall own or have a right to use all the assets, properties and rights that are required for or currently used in connection with the operation of its business as it is presently conducted.

         3.9 Real Property. Neither the Company nor any Subsidiary owns any real estate. Schedule 3.9 includes an accurate list of all the real estate held by the Company or any Subsidiary under real property leases (the "Leased Real Property"). The Leased Real Property constitutes all of the real property and real property interests owned or held by the Company or any Subsidiary and currently used in connection with the operation of their respective businesses as they are presently conducted. The Company has delivered to Purchaser true and complete copies of all leases covering the Leased Real Property (the "Real Property Leases"). All the Real Property Leases are in full force and effect, valid and enforceable against the Company or the Subsidiary that is a party thereto and, to the Company's Knowledge, against the other parties thereto, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. All rent and other amounts due and payable with respect to the Real Property Leases have been paid in accordance with their respective terms through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date.

         3.10 Accounts Receivable. Schedule 3.10 contains an accurate schedule as of the date of the Latest Balance Sheet of all accounts receivable of the Company and each Subsidiary ("Accounts Receivable"). Except as disclosed on
Schedule 3.10, (a) each Account Receivable represents a sale made or a service provided in the ordinary course of business and the Company and the Subsidiaries have performed all of their respective obligations to produce the goods or perform the services to which such Account Receivable relates and (b) no Account Receivable is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof. Except as reserved against in the Financial Statements and the Closing Date Balance Sheet, all Accounts Receivable are collectible in full within ninety (90) days of their origination.

         3.11 Intellectual Property.


         (a) Schedule 3.11(a) sets forth, for the Intellectual Property owned by the Company or any Subsidiary, an accurate list of all United States and foreign: (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications and material unregistered trademarks; and (iii) copyright registrations, mask work, copyright and mask work applications, and material unregistered copyrights. The Company or a Subsidiary is listed in the records of the appropriate United States registry as the sole current owner of record for each application and registration listed on Schedule 3.11(a). All of the Intellectual Property listed in Schedule 3.11(a) as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights have been so duly registered, filed with or issued by the United States Patent and Trademarks Office or Register of Copyrights, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of Law.

         (b) Schedule 3.11(b) lists all Software (other than readily available commercial software programs having an acquisition price of less than $5,000) which are owned, licensed or leased by the Company or any of the Subsidiaries, and identifies which Software is owned, licensed or leased, as the case may be. Except as set forth on Schedule 3.11(b), to the Company's Knowledge, none of the Software listed in Schedule 3.11(b) contains any (i) material error or defect that has not been logged on the Company's error management systems and disclosed to Purchaser, (ii) virus, time bomb, software lock, worm or other intentionally harmful code or data incorporated into the Software that destroys, erases, damages or otherwise disrupts the normal operation of the Software or other software, hardware or systems, (iii) trap door, back door or other code designed to allow unauthorized third parties to access or modify any data, software, hardware or systems, or (iv) requirement for any password or similar information to operate any function of the Software, except to the extent that such password or information will be provided to Purchaser on or before the Closing.

         (c) Schedule 3.11(c) sets forth an accurate list of all Contracts to which the Company or any Subsidiary is a party or by which it is bound, or to which any of its assets or properties is subject, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property or (ii) restricting the Company's or any Subsidiary's rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue (collectively, the "TradeCast License Agreements"). Neither the Company nor any Subsidiary has licensed or sub-licensed its rights in any Intellectual Property other than pursuant to the TradeCast License Agreements. No royalties, honoraria or other fees are payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property, except pursuant to the TradeCast License Agreements. All the TradeCast License Agreements are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (d) Except as set forth on Schedule 3.11(d):

         (i) the Company or a Subsidiary owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property used in or necessary for the conduct of the business currently conducted by the Company and the Subsidiaries;

        (ii) the Intellectual Property owned by the Company or any Subsidiary and, to the Company's Knowledge, any Intellectual Property used by the Company or any Subsidiary, is subsisting, in full force and effect, and has not been cancelled, expired or abandoned, and is valid and enforceable;

       (iii) the Company and the Subsidiaries have at all times protected their respective rights in any Intellectual Property owned by the Company or any Subsidiary and any related apparatus or processes and there have been no acts or omissions, the result of which would be to compromise the rights of the Company or any Subsidiary to apply for or enforce appropriate legal protection of such Intellectual Property;

        (iv) neither the Company nor any Subsidiary or Stockholder has received any written notice, and there is no pending or, to the Company's Knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal or registration authority in any jurisdiction (A) involving the Intellectual Property owned by the Company or any Subsidiary, or to the Company's Knowledge, the Intellectual Property licensed to the Company or any Subsidiary or (B) alleging that the activities or the conduct of the Company's or any Subsidiary's business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property owned or used by the Company or any of its Subsidiaries; and

         (v) there are no settlements, forbearances to use, consents, judgments, or orders or similar obligations other than the TradeCast License Agreements which (A) restrict the Company's or any Subsidiary's rights to use any Intellectual property, (B) restrict the Company's or any Subsidiary's business in order to accommodate a third party's intellectual property rights or (C) permit third parties to use any Intellectual Property.

          (e) The conduct of the Company's and the Subsidiaries' business as currently conducted or, to the Company's Knowledge, planned to be conducted, does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. Except as set forth on Schedule 3.11(e), to the Company's Knowledge, no third party is misappropriating, infringing or violating any Intellectual Property.

          (f) The Company and the Subsidiaries take reasonable measures to protect the confidentiality of its Trade Secrets, including requiring its employees and other parties having access to its Trade Secrets to execute written non-disclosure agreements. Except as set forth on Schedule 3.11(f), to the Company's Knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the Company's Knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

          (g) No current or former director, officer, partner, manager or employee of the Company or the Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights in or to any of the Intellectual Property, except for the Intellectual Property included in the Bankstream Assets.

          (h) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any of its Subsidiaries' rights to own or use any of the Intellectual Property, except for the Intellectual Property included in the Bankstream Assets.

          3.12 Contracts. Schedule 3.12 is an accurate list of all Contracts of the following types to which the Company or any Subsidiary is a party or by which it is bound, or to which any of its assets or properties is subject:

          (a) any Contract which either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000, or (ii) has a term of, or requires the performance of any obligations by the Company or any Subsidiary over a period in excess of, six months;

          (b) any Contract with any employee, officer, director, manager or partner of the Company or any Subsidiary or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with any Stockholder or any Affiliate thereof (other than those set forth on Schedule 3.15);

          (c) any Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

          (d) any Contract pursuant to which the Company or any Subsidiary has made or will make loans or advances, or has or will have incurred indebtedness for borrowed money or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (e) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, loan commitment, letter of credit or other Contract relating to the borrowing of funds, an extension of credit or financing;

          (f) any Contract involving a partnership, joint venture or other cooperative undertaking;

          (g) any Contract involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company or any Subsidiary;

          (h) any Contract, whether or not fully performed, relating to any acquisition or disposition of any capital stock or capital interests or other securities of the Company or any Subsidiary or any predecessor in interest of the Company or any Subsidiary, or any acquisition or disposition of any subsidiary, division, line of business, material assets or real property of the Company or any Subsidiary or any predecessor in interest of the Company or any Subsidiary;

          (i) any Contract not made in the ordinary course of business or that is material to the Company or any Subsidiary which is to be performed in whole or in part at or after the date of this Agreement.

The Company has delivered or made available to Purchaser accurate copies of each document listed on Schedule 3.12, and a written description of each oral arrangement so listed. Stockholders have delivered or made available to Purchaser accurate copies of each material form contract that is used in the business of the Company and each Subsidiary.

          3.13 Permits. Schedule 3.13 is an accurate list of all Permits (other than Environmental Permits) held by the Company and each Subsidiary. All of the listed Permits are in full force and effect and neither the Company, any Subsidiary nor any Stockholder has received any notice that any such Permit may be revoked or canceled. Except as set forth on Schedule 3.13, the Company and each Subsidiary are in possession of all material Permits (other than Environmental Permits) required for the conduct or operation of their respective businesses (or any part thereof) and are in compliance in all material respects with all of the requirements and limitations included in such Permits.

          3.14 Insurance.

          (a) Schedule 3.14 contains an accurate list of all policies of fire, liability, medical, workers' compensation, title and other forms of insurance owned or held by the Company or any Subsidiary (or its assets or business), and the Company has heretofore delivered or made available to Purchaser accurate and complete copies of all such policies, including all occurrence-based policies, if any, applicable to the Company or any Subsidiary (or its business) for all periods prior to the Closing Date. To the Company's Knowledge, all such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid; and no notice of cancellation or termination has been received with respect to any such policy.

          (b) The Company has furnished or made available to Purchaser an accurate list of all claims involving a potential loss in excess of $25,000 which have been made by the Company or any Subsidiary since December 31, 1997 under any workers' compensation, general liability, property or other insurance policy applicable to the Company or any Subsidiary or any of their respective assets or properties. Except as set forth on such list, there are no pending or, to the Company's Knowledge, threatened claims involving a potential loss in excess of $25,000 under any insurance policy. Such claim information includes the following information with respect to each accident, loss or other event:
(i) the identity of the claimant; (ii) the date of the occurrence; (iii) the status as of the report date; and (iv) the amounts paid or expected to be paid or recovered.

          3.15 Employee Benefit Plans and Employment Agreements.

          (a) Schedule 3.15 is a true and correct list of all Company Benefit Plans and all Contracts regarding employment or consulting to which the Company or any Subsidiary is a party or by which it is bound.

(b) A true and correct copy of each Company Benefit Plan, and all Contracts relating thereto, or to the funding thereof, including all trust declarations and agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements and record keeping agreements, each as in effect on the date hereof, has been furnished or made available to Purchaser. In the case of any Company Benefit Plan that is not in written form, Purchaser has been supplied with an accurate description of such Company Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent summary plan description and opinion letter from the IRS or other appropriate Governmental Authority with respect to each Company Benefit Plan, to the extent applicable, and a schedule of assets

(and the fair market value thereof assuming liquidation of any asset which is not readily tradable) as of December 31, 2000 held with respect to any funded Company Benefit Plan has been supplied to Purchaser, and there have been no material changes in the financial condition in the respective Company Benefit Plans from that stated in the annual report supplied.

          (c) As to all Company Benefit Plans:

              (i) all Company Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, no event has occurred which will or could cause any Company Benefit Plan to fail to comply with such requirements and there has been no notice issued by any Governmental Authority questioning or challenging such compliance;

              (ii) the only Company Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) is the Prototype 401(k) Plan;

              (iii) none of the assets of any Company Benefit Plan is invested in employer securities or employer real property;

              (iv) there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan and none of the Company, any Subsidiary or any of their respective ERISA Affiliates has otherwise engaged in any prohibited transaction;

              (v) there have been no acts or omissions by the Company, any Subsidiary or any of their respective ERISA Affiliates that have given rise to or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any Subsidiary may be liable;

              (vi) none of the payments contemplated by the Company Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof) or would exceed the amount deductible pursuant to Section 162(m) of the Code;

              (vii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's Knowledge, threatened involving the Company Benefit Plans or the assets thereof, and, to the Company's Knowledge, no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits);

              (viii) no Company Benefit Plan is subject to Title IV of ERISA;

              (ix) each Company Benefit Plan which constitutes a "group health plan" (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under Section 4980B and 414(t) of the Code or Sections 601-608 of ERISA, have been operated in all material respects in compliance with applicable Laws, including continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA and the portability and nondiscrimination requirements of Sections 9801 and 9802 of the Code to the extent such requirements are applicable;

              (x) none of the Company or the Subsidiaries has any liability or contingent liability, under any Company Benefit Plan or otherwise, for providing post-retirement or post-termination medical, death or life insurance benefits (whether insured or uninsured), other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code or applicable state Law; and

              (xi) there has been no act or omission that would impair the right or ability of the Company or any Subsidiary to unilaterally amend, so long as such amendment complies with the applicable provisions of the Code and ERISA, or terminate any Company Benefit Plan.

     (d) Neither the Company nor any Subsidiary or any of their respective ERISA Affiliates contributes to, has contributed to or has any liability or contingent liability with respect to any multiemployer plan.

     3.16 Employment and Labor Matters. Schedule 3.16 contains an accurate and complete list of the names, titles, annual compensation or hourly rate schedule and all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal year for all partners, managers, directors, officers and employees of the Company and each Subsidiary. The Company and each Subsidiary has conducted and currently is conducting its business in all material respects in compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours, nondiscrimination in employment and occupational health and safety. Except as disclosed on Schedule 3.16, to the Company's Knowledge, there is, and since December 31, 1997 there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or threatened against or involving the Company or any Subsidiary. Except as disclosed on Schedule 3.16, none of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and, to the Company's Knowledge, no attempt is currently being made or since December 31, 1997 has been made to organize any employees of the Company or any Subsidiary to form or enter a labor union or similar organization.

     3.17 Taxes.


     (a) Except as set forth on Schedule 3.17, all federal, state, local and foreign income and other Tax Returns required to be filed have been or prior to the Closing (giving effect to any properly obtained extension) will be filed for the Company and each Subsidiary, and all other required material filings in respect of Taxes have been or prior to the Closing (giving effect to any properly obtained extension) will be made for the Company and each Subsidiary, for all periods as required by applicable Law. Each such Tax Return and filing is or will be accurate and complete. Except as set forth on Schedule 3.17, all Taxes and estimated Taxes payable by the Company and each Subsidiary have been paid, to the extent due, for all periods as required by applicable Law. Except as set forth on Schedule 3.17, the amounts provided as a liability on the Financial Statements for all Taxes are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the dates of such Financial Statements or to any years and periods prior thereto and for which the Company or any Subsidiary may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. Except as set forth in Schedule 3.17, none of the Tax Returns or other filings that include the operations of the Company or any Subsidiary has ever been audited or investigated by any Governmental Authority, and, to the Company's Knowledge, no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such Tax Returns and filings. Except as set forth in Schedule 3.17, no issues have been raised in any examination by any Governmental Authority with respect to the businesses and operations of the Company or any Subsidiary which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined, and no position has been taken on any Tax Return with respect to the business or operations of the Company or any Subsidiary for a taxable year for which the statute of limitations for the assessment of any Tax with respect thereto has not expired that is contrary to any publicly announced position of a Governmental Authority or, to the Company's Knowledge, that is substantially similar to any position which a Governmental Authority has successfully challenged in the course of any examination of a Tax Return of the Company, any Subsidiary or any other taxpayer. Except as set forth on Schedule 3.17, no material claim has ever been made by a Governmental Authority in any jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to Taxes in such jurisdiction.

     (b) Except as set forth on Schedule 3.17, all Taxes which the Company or any Subsidiary is required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities. All information returns required to be filed by the Company or any Subsidiary have been filed, and all statements required to be furnished to payees by the Company or any Subsidiary have been furnished to such payees, and the information set forth on such information returns and statements is accurate and complete.

     (c) Except as set forth on Schedule 3.17, neither the Company nor any Subsidiary has granted or been requested to grant any waiver of any statutes of limitations or assessment periods applicable to any claim for Taxes.

     (d) Neither any Stockholder, the Company nor any Subsidiary is a "foreign person" as defined in Section 1445(f)(3) of the Code. Each Stockholder is a permitted shareholder as defined in Section 1361(b)(1)(B) or Section 1361(c)(2) of the Code.

     (e) Except as set forth in Schedule 3.17, neither the Company nor any Subsidiary is a party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

     (f) Except for the Subsidiaries or as set forth in Schedule 3.17, neither the Company nor any Subsidiary is subject to any joint venture, partnership or other Contract which is treated as a partnership for federal income tax purposes. Neither the Company nor any Subsidiary is a party to any tax sharing agreement with any Person other than the Company or any Subsidiary.

     (g) None of the assets of the Company or any Subsidiary constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which the Company or any Subsidiary is not treated as the owner for federal income tax purposes.

     (h) Neither the Company nor any Subsidiary has made or become obligated to make, and neither the Company nor any Subsidiary will as a result of any event connected with any transaction contemplated herein become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code.

     (i) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company and each Subsidiary, are correct and in compliance with the Code and the regulations thereunder.

     (j) Neither the Company nor any Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code, for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

     (k) Neither the Company nor any Subsidiary has or could have any liability for Taxes of any person other than the Company or any Subsidiary under U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law).

     (l) None of the assets of the Company or any Subsidiary is subject to a consent pursuant to Section 341(f) of the Code (or any predecessor provision).

     (m) Except as set forth on Schedule 3.17, neither the Company nor any Subsidiary has requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which would affect any taxable period after the Closing Date.

     3.18 No Defaults or Violations. Except as disclosed on Schedule 3.18:

     (a) Neither the Company nor any Subsidiary has breached any provision of, or is in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, except where such breach or default has been remedied or would not be reasonably expected to have Material Adverse Effect on the Company, and, to the Company's Knowledge, no other party to any such Contract has breached any material provision of, or is in material default under the terms of, any such Contract. Neither of the Company nor any Subsidiary or Stockholder has received any written notice of any, and, to the Company's Knowledge, there exists no, dispute, claim, event of default or event that constitutes or would constitute, without regard to any grace period or notice requirement or both, a default by the Company or any Subsidiary under any such Contract.

     (b) The Company and each Subsidiary are in compliance in all material respects with all Laws (other than Environmental Laws) applicable to or binding on them or any of their respective assets or properties, and, to the Company's Knowledge, no condition exists or event has occurred which, without regard to any grace period or notice requirement or both, would constitute a material violation under, any such Law.

     (c) Neither the Company nor any Subsidiary has received any written notice from any Governmental Authority since December 31, 1998 claiming any material violation of any Law, or requiring any work, construction or substantial expenditure.

     3.19 Environmental Matters. Except as disclosed in Schedule 3.19:

     (a) the Company and each Subsidiary are in compliance in all material respects with all Environmental Laws, and no condition exists or event has occurred which, without regard to any grace period or notice requirement or both, would constitute a violation of or could give rise to any order or Lien under any Environmental Law;

     (b) Schedule 3.19 is an accurate list of all Environmental Permits held by the Company and each Subsidiary; all of the listed Environmental Permits are in full force and effect and neither the Company nor any Subsidiary or Stockholder has received any notice that any such Environmental Permit may be revoked or canceled; the Company and each Subsidiary are in possession of all Environmental Permits required for the conduct or operation of their respective businesses and are in compliance in all material respects with all of the requirements and limitations included in such Environmental Permits;

     (c) there are no, and neither the Company nor any Subsidiary has used or stored any, Hazardous Substances in, on or at any of the Leased Real Property, except for inventories of substances that are used or are to be used in the ordinary course of business and which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called "Right To Know Laws"; and

     (d) no notice from any Governmental Authority or any other Person has been received by the Company, any Subsidiary or any Stockholder claiming that any aspect of the business, operations or facilities of the Company or any Subsidiary is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location.

     3.20 Litigation.

     (a) Except as disclosed in Schedule 3.20, there are no actions, suits, arbitrations, proceedings, governmental investigations, charges, prosecutions or other litigation pending or, to the Company's Knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective directors, officers, partners, managers, employees, agents or stockholders in their capacity as such, or any of the Company's or the Subsidiaries' respective properties or businesses, and to the Company's Knowledge, there are no facts or circumstances which may give rise to any of the foregoing. Except as disclosed in Schedule 3.20, neither the Company nor any Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, other than orders having general application to the industry in which the Company and the Subsidiaries operate. Except as disclosed on Schedule 3.20, neither the Company nor any Subsidiary has entered into any agreement to settle or compromise any proceeding pending or threatened against it for which the Company or any Subsidiary has any continuing obligation.

     (b) There are no claims, actions, suits, proceedings, investigations, charges, prosecutions or other litigation pending or, to the Company's Knowledge, threatened by or against the Company, any Subsidiary, any Stockholder or any Affiliate thereof with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and, to the Company's Knowledge, there is no valid basis for any such claim, action, suit, proceeding, investigation, charge, prosecution or litigation.

     3.21 Bank Accounts. Schedule 3.21 sets forth an accurate list of the names and locations of each bank or other financial institution at which the Company or any Subsidiary has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company or any Subsidiary.

     3.22 Improper and Other Payments. Neither the Company nor any Subsidiary nor any director, officer, manager, stockholder, partner, member, employee, agent or representative of the Company or any Subsidiary, nor any Person acting on behalf of any of them, has made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful, or made any improper foreign payment (as defined in the Foreign Corrupt Practices
Act). No contributions have been made by the Company or any Subsidiary, directly or indirectly, to a domestic or foreign political party or candidate.

     3.23 Privacy Policies; Security.

     (a) Neither the Company nor any Subsidiary has a privacy policy for any website operated by the Company. Neither the Company nor any Subsidiary uses personal information of its customers in a manner that has or may be claimed to have violated any Laws, including claims of trespass to property, invasion of privacy, violation of unfair trade practices acts, consumer protection laws or public disclosure of private facts. Neither the Company nor any Subsidiary sell, licenses or transfers the personal information of its customers to third parties. Neither the Company nor any Subsidiary utilizes "cookies" on its website, or any other surveillance or tracking mechanisms without full disclosure to its customers.

     (b) All personal and/or financial information relating to customers of the Company and the Subsidiaries is treated as confidential by the Company and the Subsidiaries and has been provided the protection afforded to all Trade Secrets of the Company and the Subsidiaries. No Person has access to the personal information of any customer of the Company and the Subsidiaries unless such Person is an employee of the Company or a Subsidiary with a need to know such information for the purpose of providing authorized services to such customer.

     3.24 Brokers. Neither the Company nor any Subsidiary or Stockholder has used any broker or finder in connection with the transactions contemplated hereby, other than JP Morgan H&Q (formerly known as Chase H&Q), and neither Purchaser nor any Affiliate of Purchaser (including the Company and the Subsidiaries) has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by the Company, any Subsidiary, any Stockholder or any Affiliate thereof in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

     3.25 Investment Representations.

     (a) Each Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Purchaser. Each Stockholder, other than any Stockholder that is a trust, is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

     (b) Each Stockholder is acquiring the Shares for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, without prejudice to such Stockholder's right to sell or otherwise dispose of such Shares pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act.

     (c) Each Stockholder has been provided with sufficient information regarding an investment in Purchaser to enable it to adequately evaluate its investment and has been provided with all information regarding its investment that it has requested. Each Stockholder has had an opportunity to discuss its investment in Purchaser with management and to ask questions of management regarding the investment, which questions were answered to its satisfaction. Each Stockholder that is a trust has been furnished with the information regarding Purchaser set forth in Rule 502(b)(2)(ii) promulgated under the Securities Act.

     (d) Each Stockholder acknowledges that the Shares are being issued without registration under the Securities Act pursuant to an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the accuracy of such Stockholder's representations and warranties contained herein. Each Stockholder acknowledges that the Shares must be held until registered under the Securities Act or unless an exemption from such registration is available.

     3.26 Accuracy of Statements. Neither this Agreement nor any schedule or certificate furnished or to be furnished at the Closing by or on behalf of the Company, any Subsidiary or any Stockholder to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company and Stockholders as follows:

     4.1 Due Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

     4.2 Due Authorization. Purchaser has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements have been duly and validly approved by the board of directors of Purchaser, and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. Assuming the due authorization, execution and delivery of this Agreement and its Related Agreements by each other party hereto or thereto, this Agreement constitutes legal, valid and binding obligations of Purchaser and Purchaser's Related Agreements constitute (or upon execution and delivery by Purchaser will constitute) legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     4.3 Consents and Approvals; Authority Relative to this Agreement.

     (a) Except under the HSR Act and the NASD Rules and except as set forth on
Schedule 4.3, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby.

     (b) Except as set forth on Schedule 4.3, the execution, delivery and performance by Purchaser of this Agreement and its Related Agreements do not and will not (i) violate any Law applicable to or binding on Purchaser or any of its assets or properties; (ii) result in or constitute a circumstance which, without regard to any grace period or notice requirement or both, would violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien upon any of the assets or properties of Purchaser under, any Contract to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Purchaser or indebtedness secured by its assets or properties; or (iv) violate or conflict with any provision of the certificate of incorporation or by-laws of Purchaser.

     4.4 Litigation. There are no claims, actions, suits, proceedings, investigations, charges, prosecutions or other litigation pending or, to the best knowledge of Purchaser, threatened by or against Purchaser or any of its Affiliates (a) with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect on Purchaser or the value of the Shares, and Purchaser has no reason to believe that there is a valid basis for any such claim, action, suit, proceeding, investigation, charge, prosecution or litigation.

     4.5 Public Reports. Purchaser has made or will make available to Stockholders each registration statement, report, proxy statement or information statement filed by Purchaser since September 25, 1998 with the Securities and Exchange Commission (the "Public Reports"). As of their respective dates, the Public Reports complied as to form in all material respects with all applicable requirements under the Securities Act, the Exchange Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     4.6 No Adverse Effects or Changes. Since December 29, 2000, there has been no Material Adverse Change to Purchaser.


     4.7 Brokers. Purchaser has used no broker or finder in connection with the transactions contemplated hereby, other than Deutsche Banc Alex. Brown, and no Stockholder or any Affiliate thereof has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser or any of its Affiliates in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

                                   ARTICLE V

                                   COVENANTS

     5.1 Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use all commercially reasonable efforts to fulfill its obligations under the terms of this Agreement and otherwise to facilitate the consummation of the transactions contemplated hereby.

     5.2 Access to Information and Facilities. From and after the date of this Agreement until the Closing Date, the Company and the Subsidiaries shall, and Stockholders shall cause the Company and the Subsidiaries to, (a) give Purchaser and its representatives reasonable access during normal business hours to all of the facilities, properties, books, records and Contracts of the Company and the Subsidiaries, (b) make the officers and employees of the Company and the Subsidiaries available to Purchaser and its representatives, as Purchaser and its representatives shall from time to time reasonably request, (c) give Purchaser and its representatives a reasonable opportunity to communicate with the significant customers of the Company and the Subsidiaries, as Purchaser and its representatives shall from time to time reasonably request, and (d) furnish Purchaser and its representatives with all information concerning the Company and the Subsidiaries which Purchaser or its representatives reasonably request.

     5.3 Preservation of Business. From the date of this Agreement until the Closing Date, the Company and the Subsidiaries shall, and Stockholders shall cause the Company and the Subsidiaries to, operate in the ordinary and usual course of business and consistent with past practice, and shall utilize their commercially reasonable efforts to (a) preserve intact the present business organization and personnel of the Company and each Subsidiary, (b) preserve the good will and advantageous relationships of the Company and the Subsidiaries with customers, suppliers, employees, independent contractors of the Company and the Subsidiaries and other Persons material to the operation of their business,
(c) not permit any action or omission which would cause any of the representations or warranties of the Company or Stockholders contained herein to become inaccurate or any of the covenants of the Company or Stockholders to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 5.3, prior to the Closing the Company or any Subsidiary shall not, and Stockholders will not permit the Company or any Subsidiary to, without the prior written consent of Purchaser:

              (i) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

              (ii) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, other than (A) the Bankstream Assets or (B) other assets or properties in the ordinary course of business consistent with past practice; provided, that the documents transferring the Bankstream Assets shall be approved by Purchaser;

              (iii) waive, release or cancel any material claims against third parties or debts owing to it, or any rights which have any substantial value;

              (iv) make any changes in its accounting systems, policies, principles, practices or methods;

              (v) enter into, authorize or permit any transaction with any Stockholder or any Affiliate thereof, except in the ordinary course of business consistent with past practice;

              (vi) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or capital interests or any other securities of the Company or any Subsidiary, or amend any of the terms of any such capital stock or capital interest or other securities;

              (vii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or capital interests, or redeem or otherwise acquire any capital stock or capital interests or other securities of the Company or any Subsidiary, other than the Bankstream Assets;

              (viii) make any borrowings, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables, accrued expenses and payments of indebtedness existing on the date of the Latest Balance Sheet, in each case in the ordinary course of business and consistent with past practice);

              (ix) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or advances to employees in the ordinary course of business and consistent with past practice;

              (x) except as contemplated by Section 5.14, enter into, adopt, amend, modify or terminate any Company Employee Plan, or increase in any manner the compensation or fringe benefits of any current or former director, officer or employee of the Company or any Subsidiary, except pursuant to Contracts in force on the date hereof, or pay any benefit not required by any Company Benefit Plan or enter into any Contract or informal understanding to do any of the foregoing;

              (xi) acquire, lease or encumber any assets outside the ordinary course of business or any assets that are material to the Company or any Subsidiary;

              (xii) authorize or make any capital expenditures for which the Company or any Subsidiary will have any continuing obligation after the Closing and which individually or in the aggregate are in excess of $50,000;

              (xiii) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations or period for assessment in respect of any such Taxes;

              (xiv) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or any Subsidiary or any of their respective directors, officers, employees or agents, which individually are in excess of $50,000 or for which the Company or any Subsidiary will have any continuing obligation (monetary or otherwise) after the Closing; or

              (xv) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, other than in the ordinary course of business and consistent with past practices.

     5.4 Consents and Approvals.

     (a) From the date of this Agreement until the Closing Date, Purchaser, the Company and Stockholders shall use all commercially reasonable efforts to obtain all consents, approvals, certificates and other documents that are required in connection with the performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby; provided, that, except in the ordinary course of business, no contact will be made by the Company or any Stockholder (or any representative thereof) with any third party to obtain any such consent or approval, except in accordance with a plan previously agreed to by Purchaser, which agreement shall not be unreasonably withheld. Stockholders shall, and shall cause the Company and each Subsidiary to, promptly make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Stockholders, the Company, any Subsidiary or any Affiliate thereof pursuant to any applicable Law in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Purchaser shall promptly make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

     (b) Without limiting the foregoing, Purchaser and the Company shall (i) within five (5) Business Days after the date hereof file all necessary notifications and reports with the Justice Department and the Federal Trade Commission pursuant to the HSR Act in connection with this Agreement and the consummation of the transactions contemplated hereby and shall request early termination of the waiting period thereunder, (ii) respond promptly to inquiries from the Justice Department and the Federal Trade Commission in connection with such filings, including providing any supplemental information that may be reasonably requested by the Justice Department or the Federal Trade Commission and (iii) provide to the other parties copies of all filings made under the HSR Act promptly following submission to the Justice Department and the Federal Trade Commission.

     5.5 Maintenance of Insurance. From the date of this Agreement until the Closing Date, the Company shall, and shall cause each Subsidiary to, continue to carry its existing insurance through the Closing Date, and shall not allow any breach or default and shall use commercially reasonable efforts to prevent a termination or cancellation of such insurance policies or agreements to occur or exist.

     5.6 Supplemental Information.


     (a) From time to time prior to the Closing Date, the Company and Stockholders shall promptly disclose in writing to Purchaser any matter known to the Company, any Subsidiary or any Stockholder and hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Purchaser (or any of its representatives) or which would render inaccurate any of the representations, warranties or statements set forth in Article III. Any such disclosure shall supplement or amend the appropriate Schedule hereto. No such supplement or amendment to any Schedule shall be deemed to cure any breach for purposes of Section 6.1. In all other respects, any such supplement and amendment will be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed if the Company or Stockholder had not made such supplement or amendment, and all references to any Schedule hereto that is supplemented or amended as provided in this Section 5.6 shall for all purposes (except as provided in the immediately preceding sentence) be deemed to be a reference to such Schedule as so supplemented or amended.

     (b) From time to time prior to the Closing Date, Purchaser shall promptly disclose in writing to Stockholders any matter known to Purchaser and hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Stockholders (or any of their representatives) or which would render inaccurate any of the representations, warranties or statements set forth in Article IV. Any such disclosure shall supplement or amend the appropriate Schedule hereto. No such supplement or amendment to any Schedule shall be deemed to cure any breach for purposes of
Section 7.1. In all other respects, any such supplement and amendment will be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed if Purchaser had not made such supplement or amendment, and all references to any Schedule hereto that is supplemented or amended as provided in this Section 5.6 shall for all purposes (except as provided in the immediately preceding sentence) be deemed to be a reference to such Schedule as so supplemented or amended.

     5.7 Confidentiality.

          (a) For a period of eighteen (18) months after the Closing Date, Stockholders shall, and shall cause each of their respective Affiliates to, maintain all non-public or confidential information relating to the Company, any Subsidiary or their respective operations in strict confidence and not disclose to any Person or use any such information for any purpose; provided, that such restrictions shall not apply to (i) any information which becomes publicly available after the Closing Date through no fault of Stockholders or any of their respective Affiliates, (ii) any information which after the Closing Date is legitimately received by Stockholders or any of their respective Affiliates from a third party (provided such third party is not known by Stockholders or any of their respective Affiliates to be bound by an obligation of secrecy) and (iii) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to

     Purchaser prior to making such disclosure and Stockholders cooperate with Purchaser as Purchaser may reasonably request to resist such disclosure.

          (b) At all times prior to and for a period of eighteen (18) months after the Closing Date, whether or not the Closing has occurred, Stockholders shall, and shall cause their respective Affiliates to, maintain in strict confidence all non-public or confidential information relating to Purchaser or any of its Affiliates obtained by Stockholders or any of their respective Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby and not disclose to any Person (other than their employees, attorneys, accountants and advisors who need to know such information) or use any such information for any purpose (except in connection with the transactions contemplated hereby and by the Related Agreements); provided, that such restrictions shall not apply to (i) any information which becomes publicly available after the date of disclosure by Purchaser through no fault of any Stockholder or any of their respective Affiliates, (ii) any information which is legitimately received by Stockholders or any of their respective Affiliates from a third party (provided such third party is not known by any Stockholder any of their respective Affiliates to be bound by an obligation of secrecy) or (iii) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to Purchaser prior to making such disclosure and Stockholders cooperate with Purchaser as Purchaser may reasonably request to resist such disclosure.

          (c) If this Agreement is terminated, upon the request of Purchaser, Stockholders shall promptly return any written materials they or any of their respective Affiliates have received from Purchaser or its Affiliates or their representatives or employees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, together with any copies of such materials made by them, and shall deliver to Purchaser such reports, compilations and other information prepared or obtained by Stockholders or their Affiliates or their representatives or employees related to Purchaser or any of its Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

          (d) At all times prior to and for a period of eighteen (18) months after the Closing Date, whether or not the Closing has occurred, Purchaser shall, and shall cause its respective Affiliates to, maintain in strict confidence all non-public or confidential information relating to (i) Stockholders (and, if the Closing does not occur, the Company and the Subsidiaries) or any of their respective Affiliates and (ii) the Bankstream Assets, in each case obtained by Purchaser or any of its Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby and not disclose to any Person (other than their employees, attorneys, accountants and advisors who need to know such information) or use any such information for any purpose (except in connection with the transactions contemplated hereby and by the Related Agreements); provided, that such restrictions shall not apply to
     (x) any information which becomes publicly available after the date of disclosure by Stockholders or any of their respective Affiliates through no fault of Purchaser or any of its Affiliates, (y) any information which is legitimately received by Purchaser or any of its Affiliates from a third party (provided such third party is not known by Purchaser or any of its Affiliates to be bound by an obligation of secrecy) or (z) any disclosure required by Law or any Governmental Authority, so long as notice of such disclosure is given to Stockholders prior to making such disclosure and Purchaser cooperates with Stockholders as Stockholders may reasonably request to resist such disclosure.

          (e) If this Agreement is terminated, upon the request of Stockholders, Purchaser shall promptly return any written materials it or any of its Affiliates has received from Stockholders or their respective Affiliates or their representatives or employees in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, together with any copies of such materials made by them, and shall deliver to Stockholders such reports, compilations and other information prepared or obtained by Purchaser or its Affiliates or their representatives or employees related to Stockholders, the Company, the Subsidiaries or any of their Affiliates in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

     5.8 Exclusivity. Prior to the Closing Date, the Stockholders and the Company shall not, and shall not permit any Subsidiary or any of their respective directors, officers, managers, stockholders, partners, members, employees, representatives, agents or Affiliates to, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any non-public confidential information to, or participate in any discussions or negotiations with, any Person (other than Purchaser, its Affiliates and their respective directors, officers, employees, representatives and agents) concerning (a) any merger, sale of assets not in the ordinary course of business (other than the Bankstream Assets), acquisition, business combination, change of control or other similar transaction involving the Company, any Subsidiary or any division of the Company or any Subsidiary,
(b) any purchase or other acquisition by any Person of any Company Shares or (c) any sale or issuance by the Company or any Subsidiary of any shares of its capital stock or capital interests. Stockholders and the Company will promptly advise Purchaser of, and communicate to Purchaser the terms and conditions of (and the identity of the Person making), any such inquiry or proposal received.

     5.9 Interim Financial Statements. Prior to the Closing Date, the Company shall provide to Purchaser:

     (a) as soon as practicable, the Audited 2000 Financials; and

     (b) as soon as practicable after the end of each calendar month and consistent with past practices, unaudited consolidated financial statements of the TradeCast Investments and the other Subsidiaries (not including TradeCast Enterprises), consisting of a balance sheet as of the end of such month and the related statement of earnings and retained earnings and partners' capital for that month and for the portion of the year then ended.

     5.10 Tax Matters.

     (a) After the Closing, Stockholders shall make available to Purchaser, at Purchaser's expense, such records related to the Company and the Subsidiaries as are in possession of

Stockholders and as Purchaser may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by Purchaser, the Company or any Subsidiary and such records as Purchaser may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form. After the Closing, Purchaser shall make available to Stockholders, at Stockholder's expense, such records relating to the Company and the Subsidiaries as Stockholders may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by Stockholders and such records as Stockholders may require for the defense of any audit, examination, administrative appeal or litigation or any such Tax Return or other similar report or form.

     (b) The Stockholders Representative and the Sellers Representative shall have the right to prepare any Tax Returns or other similar reports or forms required to be filed by the Company or any of the Subsidiaries for tax periods ending prior to the Closing Date, including making proper "reverse section 704(c) allocations" as defined in Treasury Regulations ss.1.704-3(a)(6)(i). The Stockholders Representative and the Sellers Representative shall also have the right to prepare all Tax Returns for Bankstream. The Stockholders Representative and the Sellers Representative shall not in any Tax Return referred to in this
Section 5.10(b) provide for any allocation that would, artificially or in a manner inconsistent with past practices, have the effect of giving rise to taxable income or gain of the Company or any Subsidiary in a taxable period ending after the Closing Date without the receipt or entitlement to a corresponding amount of cash.

     (c) Tax Returns for tax periods ending after Closing shall be prepared by Purchaser. Tax Returns for the taxable year in which the Closing occurs shall be subject to the following:

              (i) allocations of income, gain, loss, and deduction shall be made on an interim closing of the books method of accounting effective as of the Closing Date and shall otherwise be consistent with past practices of TradeCast Investments and the Subsidiaries; and

              (ii) "reverse section 704(c) allocations" shall be made consistently with the partnership returns of TradeCast Investments and the Subsidiaries for the taxable year ended December 31, 2000.

     5.11 Stockholders Meeting. The Company shall take, in accordance with applicable Law and its certificate of incorporation and by-laws, all action necessary to convene a stockholders meeting (or solicit a unanimous written consent) as promptly as reasonably practicable after the date hereof to consider and vote upon the adoption of this Agreement. The Company's board of directors shall recommend that the stockholders of the Company approve this Agreement and transactions contemplated by this Agreement. At such meeting (or in such unanimous written consent), each Stockholder shall waive any required notice of such meeting and shall vote to adopt this Agreement and approve the transactions contemplated hereby.

     5.12 Preservation of Books and Records; Access.


     (a) For a period of seven years after the Closing Date, Purchaser shall (i) preserve and retain all corporate, accounting, legal, auditing and other books and records of the Company and the Subsidiaries (including any documents relating to actions, suits, proceedings or investigations by any Governmental Authority or any other Person) relating to the Company and the Subsidiaries and the conduct of their businesses prior to the Closing Date or (ii) offer such books and records to Stockholders. Notwithstanding the forgoing, if Purchaser offers such books and records to Stockholders and Stockholders decline to take possession thereof, Purchaser may dispose of such books and records.

     (b) After the Closing Date, Purchaser shall cause the Company and the Subsidiaries to (i) give Stockholders and their representatives reasonable access during normal business hours to the books and records of the Company and the Subsidiaries and (ii) make the officers and employees of the Company and the Subsidiaries available to Stockholders and their representatives, in each case in connection with any claim, action, suit, proceeding, investigation, charge, prosecution or other litigation involving Stockholders and relating to the Company and the Subsidiaries and the conduct of their business prior to the Closing Date.

     5.13 Indemnification of Officers, Directors, Managers, Partners, Members and Stockholders. From and after the Closing, each Person who is or was an officer, director, manager, partner, member, stockholder or other Person serving in any capacity on behalf of the Company or any Subsidiary shall continue to be entitled to all indemnities provided to such Person as of immediately prior to the Closing that are provided by Law or contained in the certificate of incorporation, by-laws, certificate of formation, limited liability company agreement, certificate of limited partnership or limited partnership agreement of the Company or any Subsidiary, as the case may be, in each case as such are constituted as of immediately prior to the Closing. Purchaser shall not, and Purchaser shall cause the Company and the Subsidiaries not to, take any action to restrict or limit, with respect to any such Person, the scope of or Persons covered by such indemnities from and after the Closing.

     5.14 Termination of 401(k) Plan. Prior to the Closing Date, the Company shall cause TradeCast Investments to take any and all actions necessary to terminate, effective prior to the Closing Date, the Prototype 40(k) Plan.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

     The obligations of Purchaser under Article II of this Agreement are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

     6.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Company and Stockholders contained herein and in the Related Agreements shall have been accurate, true and correct on and as of the date hereof or of the Related Agreements, respectively, and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Company and Stockholders on and as of the Closing Date.

     6.2 Compliance with Agreements and Covenants. The Company and Stockholders shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in this Agreement and in their Related Agreements to be performed and complied with by them on or prior to the Closing Date.

     6.3 Certificate of Compliance. The Company shall have delivered to Purchaser a certificate dated as of the Closing Date, signed by the President or a Vice President of the Company, on behalf of the Company, as to compliance with
Section 6.1 and Section 6.2. Each Stockholder shall have delivered to Purchaser a certificate dated as of the Closing Date, signed by such Stockholder, certifying as to compliance with Section 6.1 and Section 6.2.

     6.4 Consents and Approvals. Purchaser shall have received written evidence reasonably satisfactory to Purchaser that all consents and approvals set forth on Schedule 3.3(a) and marked with an asterisk have been obtained.

     6.5 Hart-Scott-Rodino. The applicable waiting period under the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

     6.6 NASD. The Company or the appropriate Subsidiary shall have received approval from the NASD for the consummation of the transactions contemplated hereby under NASD Rule 1017.

     6.7 No Material Adverse Change. No Material Adverse Change to the Company shall have occurred and no event shall have occurred which, in the reasonable judgment of Purchaser, may have a Material Adverse Effect on the Company.

     6.8 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which enjoins, restrains, prohibits or results in substantial damages in respect of, or could enjoin, restrain, prohibit or result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

     6.9 Purchase. The Purchase shall have been consummated (or simultaneously with the Closing shall be consummated) in accordance with the terms of the Purchase Agreement.

                                  ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS

     The obligations of the Company under Article II of this Agreement are subject to the satisfaction or waiver by the Company of the following conditions precedent on or before the Closing Date:

     7.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein and in its Related Agreements shall have been accurate, true and correct on and as of the date hereof and of the Related Agreements, respectively, and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

     7.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Closing Date.

     7.3 Certificate of Compliance. Purchaser shall have delivered to Stockholders a certificate dated as of the Closing Date, signed by the President or a Vice President of Purchaser on behalf of Purchaser, certifying as to compliance with Section 7.1 and Section 7.2.

     7.4 Consents and Approvals. Stockholders, the Company and the Subsidiaries shall have received all consents and approvals set forth on Schedule 3.3(a) and marked with an asterisk.

     7.5 Hart-Scott-Rodino. The applicable waiting period under the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.

     7.6 NASD. Purchaser shall have received approval from the NASD for the consummation of the transactions contemplated hereby under NASD Rule 1017.

     7.7 No Material Adverse Change. No Material Adverse Change to Purchaser shall have occurred and no event shall have occurred which, in the reasonable judgment of Stockholders, may have a Material Adverse Effect on Purchaser.

     7.8 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which enjoins, restrains, prohibits or results in substantial damages in respect of, or could enjoin, restrain, prohibit or result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

     7.9 Purchase. The Purchase shall have been consummated (or simultaneously with the Closing shall be consummated) in accordance with the terms of the Purchase Agreement.

                                  ARTICLE VIII

                                     CLOSING

     8.1 Closing. Unless the parties otherwise agree, the Closing shall take place at such location and time of day as Purchaser and the Stockholders Representative shall mutually agree on the date three (3) Business Days after the satisfaction or waiver of the conditions precedent set forth in Sections 6.4, 6.5, 6.6, 7.4, 7.5 and 7.6 shall have occurred. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

     8.2 Deliveries by Stockholders. At the Closing, in addition to any other documents or agreements required under this Agreement, the Company and Stockholders shall deliver to Purchaser the following:

          (a) certificates, evidencing all of the Company Shares, which certificates shall be duly endorsed in blank or accompanied by stock powers duly executed in blank;

          (b) evidence, in form reasonably satisfactory to Purchaser, that all consents and approvals set forth on Schedule 3.3(a) with respect to the Company and Stockholders and marked with an asterisk have been obtained;

          (c) a written statement from each Person holding a Lien (other than a Permitted Lien) upon any of the assets of the Company or any Subsidiary, or upon any Company Shares, confirming the repayment of the indebtedness secured thereby, the release as of the Closing Date of such Lien and the registration of effective discharges with respect thereto in all appropriate public records and registers;

          (d) a certificate of the secretary of the Company certifying resolutions of its board of directors and stockholders approving and authorizing the execution, delivery and performance of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of the Company);

          (e) the certificate of incorporation of the Company and each Subsidiary that is a corporation, certified by the Secretary of State of the State of Incorporation, and the by-laws, partnership agreement, limited liability agreement, regulations or similar instrument of the Company and each Subsidiary, certified by its secretary or other duly authorized officer;

          (f) certificates of good standing for the Company and the Subsidiaries from their jurisdiction of organization and each other State in which they are qualified to do business;

          (g) an opinion, dated the Closing Date, of Crady, Jewett & McCulley, L.L.P., counsel to the Company and Stockholders, in form and substance satisfactory to Purchaser and to the effect set forth in Exhibit F;

          (h) the Employment Agreements duly executed by each of Robert L. Earthman, Jr., James F. Howell, and Manmeet Singh;

          (i) the Escrow Agreement duly executed by Stockholders and Sellers;

          (j) the License Agreement duly executed by Bankstream;

          (k) the Stockholders Agreement duly executed by Stockholders and Sellers;

          (l) the Audited 2000 Financials;

          (m) an affidavit from each Stockholder stating, under penalty of perjury, such Stockholder's U.S. taxpayer identification number and that such Stockholder is not a "foreign person" as defined by Section 1445(f)(3) of the Code; and

          (n) such other documents and instruments as may be required by any other provision of this Agreement or any Related Agreement or as may reasonably be required to consummate the Closing.

     8.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Stockholders the following:

          (a) a certificate of Purchaser's secretary certifying resolutions of its board of directors approving this Agreement and its Related Agreements and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Purchaser);

          (b) an opinion, dated the Closing Date, of Mayer, Brown & Platt, counsel for Purchaser, in form and substance satisfactory to Stockholders and to the effect set forth in Exhibit G;

          (c) the Employment Agreements duly executed by Purchaser;

          (d) the Escrow Agreement duly executed by Purchaser;

          (e) the License Agreement duly executed by Purchaser; and

          (f) the Stockholders Agreement duly executed Purchaser.

                                   ARTICLE IX

                                   TERMINATION

     9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time on or prior to the Closing
Date:

          (a) with the mutual consent of the Stockholders Representative, the Sellers Representative and Purchaser;

          (b) by the Stockholders Representative or Purchaser, if the Closing shall not have taken place on or before March 30, 2001; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to (i) the Stockholders Representative if the failure of the Company or any Stockholder to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date or (ii) Purchaser if the failure of Purchaser to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (c) by Purchaser, if there shall have been a material breach of any covenant, representation or warranty of the Company or Stockholders hereunder, and such breach shall not have been remedied within ten (10) Business Days after receipt by the Stockholders Representative of a notice in writing from Purchaser specifying the breach and requesting such be remedied;

          (d) by the Stockholders Representative, if there shall have been a material breach of any covenant, representation or warranty of Purchaser hereunder, and such breach shall not have been remedied within ten (10) Business Days after receipt by Purchaser of notice in writing from the Stockholders Representative specifying the breach and requesting such be remedied;

          (e) by Purchaser if Stockholders do not adopt this Agreement and approve the transactions contemplated hereby within five (5) Business Days after the date hereof; or

          (f) by the Stockholders Representative or Purchaser if the Purchase Agreement is terminated for any reason.

     9.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 3.24 (brokers), 4.7 (brokers), 5.7 (confidentiality), 11.1 (expenses), 11.8 (publicity) and 11.15 (waiver of jury trial), which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior intentional breach of this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

     10.1 Survival. The representations and warranties of the parties hereto contained in this Agreement and the Related Agreements shall only survive the Closing for a period of one (1) year. The covenants and obligations of the parties contained in this Agreement and the Related Agreements shall only survive the Closing for a period of one (1) year, except for the covenants and obligations of the parties contained in the Excluded Covenants, which shall survive as provided therein, or if not so provided, indefinitely. For purposes of this Article X, the term "Related Agreements" shall exclude the Employment Agreements, the Escrow Agreement, the License Agreement and the Stockholders Agreement. The parties hereto agree that the provisions of this Article X shall not apply to the Employment Agreements, the Escrow Agreement, the License Agreement or the Stockholders Agreement, and that any breach of any provision of any such agreement shall be the sole responsibility of the breaching party thereto as provided in such agreement.

     10.2 Indemnification by Stockholders. Subject to the provisions of this
Article X, each Stockholder agrees to
hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

          (a) any breach of or any inaccuracy in any representation or warranty made by the Company or any Stockholder in this Agreement or any Related Agreement or any certificate delivered by the Company or any Stockholder at the Closing;

          (b) any breach of or failure by the Company to perform any covenant or obligation of the Company required to be performed or complied with on or prior to the Closing Date contained in this Agreement or any Related Agreement or any certificate delivered by the Company at the Closing;

          (c) any breach of or failure by any Stockholder or the Stockholders Representative to perform any covenant or obligation of any Stockholder or the Stockholders Representative contained in this Agreement or any Related Agreement or any certificate delivered by the Company or any Stockholder at the Closing;

          (d) any breach of or any inaccuracy in any representation or warranty made by any Seller in the Purchase Agreement or any Related Agreement or any certificate delivered by any Seller at the Closing;

          (e) any breach of or failure by any Seller or the Sellers Representative to perform any covenant or obligation of any Seller or the Sellers Representative contained in the Purchase Agreement or any Related Agreement or any certificate delivered by any Seller at the Closing; or

          (f) all Taxes that have become due and payable during, or which have accrued with respect to the Company or any Subsidiary for, any period included in the Tax Indemnification Period and that have not been paid prior to the Closing Date or reserved on the Closing Date Balance Sheet (it being understood that any Taxes attributable to the Company or any Subsidiary payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes are attributable);

provided, that no Stockholder shall have any liability under this Section 10.2 unless a notice of the Purchaser Indemnified Party's claim shall have been given to the Stockholders Representative and the Sellers Representative not later than the close of business on the first anniversary of the Closing Date, except with respect to claims for breaches of Excluded Covenants.

     10.3 Indemnification by Purchaser. Subject to the provisions of this
Article X, Purchaser agrees to indemnify each Stockholder Indemnified Party against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

          (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement, the Purchase Agreement or any Related Agreement or any certificate delivered by Purchaser at the Closing;

          (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser contained in this Agreement, the Purchase Agreement or any Related Agreement or any certificate delivered by Purchaser at the Closing; or

          (c) any event, occurrence, act or omission of the Company or any Subsidiary after the Closing Date, other than an event occurrence, act or omission of the Company or any Subsidiary that forms the basis for a right of any Purchaser Indemnified Party to indemnification pursuant to Section 10.2.

provided, that Purchaser shall have no liability under Section 10.3(a) or (b) unless a notice of the Stockholder Indemnified Party's claim shall have been given to Purchaser not later than the close of business on the first anniversary of the Closing Date, except with respect to claims for breaches of Excluded Covenants.

          10.4 Limitations on Indemnification.


     (a) Stockholders and Sellers shall have no liability pursuant to this
Article X (other than for any breach of or failure by any Stockholder or the Stockholders Representative to perform any covenant or obligation of any Stockholder or the Stockholders Representative set forth in Sections 2.2(b)-(e),
2.3 (but only with respect to the payment of fees and expenses by Bankstream and the Stockholders' guaranty related thereto) or 2.4 (but only with respect to the payment of fees and expenses by Bankstream and the Stockholders' guaranty related thereto) or any breach of or failure by any Seller or the Sellers Representative to perform any covenant or obligation of any Seller or the Sellers Representative set forth in Section 2.2(b)-(e), 2.3 (but only with respect to the payment of fees and expenses by Bankstream and the Sellers' guaranty related thereto) or 2.4 (but only with respect to the payment of fees and expenses by Bankstream and the Sellers' guaranty related thereto) of the Purchase Agreement) unless and until the aggregate amount of all Losses incurred or suffered by the Purchaser Indemnified Parties exceeds the Deductible Amount, after which time the Purchaser Indemnified Parties shall be entitled to recover only those Losses which exceed the Deductible Amount, and Stockholders and Sellers shall have no liability pursuant to this Article X for any Losses incurred or suffered by the Purchaser Indemnified Parties that in the aggregate are in excess of the Indemnification Cap.

     (b) The amount of any Losses incurred or suffered by any Indemnified Person shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Person (or any of its Affiliates) with respect to such Losses and (ii) any recoveries obtained by the Indemnified Person (or any of its Affiliates) from any third parties with respect to such Losses. Each Indemnified Person shall use all commercially reasonably efforts to obtain such proceeds and recoveries. If any such proceeds or recoveries are received by an Indemnified Person (or any of its Affiliates) with respect to any Losses after an Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person (or such Affiliate) shall pay to the Indemnifying Person the amount of such proceeds or recoveries (up to the amount of the Indemnifying Person's payment). Upon making any payment to an Indemnified Person in respect of any Losses, the Indemnifying Person will, to the extent of such payment, be subrogated to all rights of the Indemnified Person (and its Affiliates) against any insurance company or other third party in respect of the Losses to which such payment relates. Such Indemnified Person (and its Affiliates) and such Indemnifying Person will execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

     10.5 Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Article X that does not involve a claim, or the commencement of any suit, action or proceeding, of the type described in
Section 10.6, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim. Such notice shall specify (in reasonable detail in light of the circumstances then existing) the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount (to the extent then determinable) that the Indemnified Person seeks to recover hereunder from the Indemnifying Person, together with such other information as may be reasonably necessary for the Indemnifying Party to determine that the limitations contained in this Article X, have been satisfied or do not apply. The Indemnifying Person shall notify the Indemnified Person in writing within thirty (30) calendar days of receiving notice thereof if the Indemnifying Person intends to object to such indemnification claim; provided, that the failure to so notify the Indemnified Person shall not prejudice the Indemnifying Person's rights hereunder.

     10.6 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto (and not a Purchaser Indemnified Party or a Stockholder Indemnified Party) for which indemnity may be sought under this Article X. Such notice shall specify (in reasonable detail in light of the circumstances then existing) the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount (to the extent then determinable) that the Indemnified Person seeks to recover hereunder from the Indemnifying Person, together with such other information as may be reasonably necessary for the Indemnifying Party to determine that the limitations contained in this Article X, have been satisfied or do not apply. The Indemnifying Person may, at its own expense, (a) participate in the defense of any such claim, suit, action or proceeding and (b) assume the defense thereof upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that (i) the Indemnified Person is entitled to indemnification pursuant to and subject to the provisions of this
Article X for all Losses arising out of such claim, suit, action or proceeding and (ii) the Indemnifying Person shall be liable for the entire amount of any such Loss, subject to the provisions of this Article X. In the event the Indemnifying Person assumes the defense of any such claim, suit, action or proceeding, (y) the Indemnifying Person's counsel shall be reasonably satisfactory to the Indemnified Person and (z) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the reasonable fees and expenses of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate and reasonably assist in the defense or prosecution thereof.

     10.7 Settlement or Compromise. Without its prior written consent, no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of any settlement or compromise made or caused to be made by the Indemnifying Person of any claim, suit, action or proceeding of the kind referred to in Section 10.6. The Indemnified Person shall give the Indemnifying Person at least thirty (30) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding the Indemnified Person is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnifying Person shall be have full and complete liability and responsibility for such claim, suit, action or proceeding and for all Losses in connection therewith as well as any and all unindemnifiable Losses in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     10.8 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

     10.9 Recovery from Indemnity Shares and Earn-Out Indemnity Shares. In the event a Purchaser Indemnified Party is entitled to receive any amount from any Stockholder under this Article X, Purchaser shall recover such amount only from the Indemnity Shares and the Earn-Out Indemnity Shares. Purchaser and the Stockholders Representative shall instruct the Escrow Agent to deliver to Purchaser the number of Indemnity Shares and/or Earn-Out Indemnity Shares equal to the quotient obtained by dividing (a) the amount of such recovery by (b) the Closing Average Share Price.

     10.10 Net Indemnity Payments. Any amounts payable under Section 10.2 or
Section 10.3 shall be treated by Purchaser and Stockholders as an adjustment to the Merger Consideration.

     10.11 Exclusive Remedy. Except as set forth in Section 11.14, the provisions of this Article X shall be the sole and exclusive remedies of the Purchaser Indemnified Parties and the Stockholder Indemnified Parties under or in connection with or pursuant to this Agreement, the Purchase Agreement, the Related Agreements or the transactions contemplated hereby or thereby (including for any breach of or inaccuracy in any representation or warranty or any breach of or failure to perform any covenant set forth in this Agreement, the Purchase Agreement or any Related Agreement made in connection with any of the transactions contemplated hereby or thereby). To the extent that any Purchaser Indemnified Party or Stockholder Indemnified Party incurs any Losses for which they may assert any other right to indemnification, contribution or recovery, whether under this Agreement, the Purchase Agreement, any Related Agreement or under any Law or otherwise, Purchaser, on behalf of itself and the other Purchaser Indemnified Parties, hereby waives, releases and agrees not to assert such right, and agrees to cause all other

Purchaser Indemnified Parties to waive, release and agree not to assert such right, and each Stockholder, on behalf of itself and the other Stockholder Indemnified Parties, hereby waives, releases and agrees not to assert such right, and agrees to cause all other Stockholder Indemnified Parties to waive, release and agree not to assert such right.

     10.12 Time Limits. If any claim for indemnification pursuant to this
Article X is timely asserted in accordance with the provisions hereof, the Indemnified Person shall have the right to bring an action, suit or proceeding to enforce such claim prior to the third anniversary of the Closing Date, and no Indemnified Person shall be entitled to bring such an action, suit or proceeding after such date.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Expenses. Except as otherwise set forth herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby. Purchaser shall pay all fees and expenses incurred in connection with the filing of any pre-merger notification and report forms required by the HSR Act. Stockholders shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Company Shares.

     11.2 Amendment. This Agreement may be amended, modified or supplemented but only in a writing signed by Purchaser, the Company and each Stockholder.

     11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or other wire transmission (receipt confirmed) or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

     (a) If to the Company, Stockholders or the Stockholders Representative, addressed as follows:

                  James F. Howell
                  5555 San Felipe
                  Suite 525
                  Houston, Texas  77056
                  Phone No.: 713-331-2840
                  Facsimile No.: 713-739-8403

                  Robert L. Earthman, Jr.
                  5555 San Felipe
                  Suite 525
                  Houston, Texas  77056
                  Phone No.: 713-331-2841
                  Facsimile No.: 713-739-8403

                  Manmeet Singh
                  5555 San Felipe
                  Suite 525
                  Houston, Texas 77056
                  Phone No.: 713-331-2905
                  Facsimile No.:713-739-8403

                  with a copy to:

                  CRADY, JEWETT & MCCULLEY, L.L.P.
                  1400 Two Houston Center
                  Houston, Texas  77010-1006
                  Attention: Jay R. Houren
                  Phone No.: 713-739-7007
                  Facsimile No.: 713-739-8403

              (b) If to Purchaser, addressed as follows:

                  AMERITRADE HOLDING CORPORATION
                  132 National Business Parkway
                  Annapolis Junction, Maryland  20701
                  Attention: General Counsel
                  Phone No.: 240-568-3500
                  Facsimile No.: 240-568-3528

                  with a copy to:

                  MAYER, BROWN & PLATT
                  190 South LaSalle Street
                  Chicago, Illinois  60603
                  Attention: Carol S. Rivers, Esq.
                  Phone No.:  (312) 782-0600
                  Facsimile No.:  (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     11.4 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty; provided, that the Stockholders Representative shall have full power and authority to execute waivers on behalf of Stockholders or any of them.

     11.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of any rights or obligations hereunder shall be made by any Stockholder without the written consent of Purchaser and no assignment of any rights or obligations hereunder shall be made by Purchaser to any Person without the written consent of the Stockholders Representative.

     11.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, the Persons described in Article X, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     11.8 Publicity. At all times prior to the Closing Date, whether or not the Closing has occurred, no disclosure, public announcement or other publicity regarding the existence of this Agreement or its contents or the transactions contemplated hereby shall be made by Purchaser, the Company or any Stockholder or any of their respective Affiliates, officers, directors, managers, stockholders, partners, members, employees, representatives or agents, without the prior written agreement of Purchaser and the Stockholders Representative, in any case, as to form, content, timing and manner of distribution or publication; provided, that nothing in this Section 11.8 shall prevent any party from (a) making any disclosure or public announcement required by Law or the rules of any stock exchange so long as such party consults the other parties as to the form, content, timing and manner of distribution or publication, (b) discussing this Agreement or its contents or the transactions contemplated hereby with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions or whose assistance is required to consummate the transactions contemplated hereby or (c) enforcing its rights hereunder.

     11.9 Further Assurances. Upon the reasonable request of Purchaser, Stockholders shall on and after the Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, the Company Shares acquired by Purchaser, and to otherwise carry out the purposes of this Agreement. Upon the reasonable request of Stockholders, Purchaser shall on and after the Closing Date execute and deliver to Stockholders such other documents, releases, assignments and other instruments as may be required to effectuate the terms of this Agreement and to otherwise carry out the purposes of hereof.

     11.10 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue that reflects the intentions of the parties.

     11.11 Entire Understanding. This Agreement, the Purchase Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof, including, after the Closing Date, the term sheet and letter agreement, dated January 3, 2001, between Purchaser and TradeCast Investments and the Confidentiality Agreement, dated June 15, 2000, between Purchaser and TradeCast Investments, which shall be terminated as of the Closing Date.

     11.12 Stockholders Representative. Each Stockholder hereby irrevocably authorizes and appoints James F. Howell as his true and lawful attorney and representative (the "Stockholders Representative") with full power and authority to take any and all actions and execute any and all documents specified in this Agreement or any Related Agreement as being within the authority of the Stockholders Representative. James F. Howell hereby accepts his appointment as the Stockholders Representative and agrees to perform all of the duties of the Stockholders Representative hereunder. If the Stockholders Representative shall die or become incapacitated, the Stockholders shall promptly appoint a successor Person to act as the Stockholders Representative.

     11.13 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     11.14 Specific Performance. Each party to this Agreement recognizes and affirms that in the event of breach by it of Section 5.7 money damages would be inadequate and the other parties hereto would have no adequate remedy at law. Accordingly, each party to this Agreement agrees that each of the other parties hereto shall have the right, in addition to any other rights and remedies existing under this Agreement, to enforce its rights and the obligations of other parties under Section 5.7 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of Section 5.7. If a bond is required to be posted in order for any party to this Agreement to secure an injunction, the other parties hereto agree that such bond need not exceed the sum of $1,000.

     11.15 Waiver of Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

     11.16 Schedules. Any information disclosed pursuant to any Schedule attached hereto shall be deemed to be disclosed with respect to any other matter to which it reasonably relates in all Schedules for all purposes of this Agreement.

     11.17 Disclosure. Purchaser acknowledges that it has conducted a due diligence investigation of the Company and the Subsidiaries and have had sufficient opportunity to make whatever investigation and ask whatever questions of the Company and the Subsidiaries as it has deemed necessary and advisable for the purposes of determining whether or not to enter into this Agreement and the Related Agreements. Purchaser acknowledges that neither Stockholders nor the Company or any Subsidiary has made any representations or warranties other than those expressly included in this Agreement and the Related Agreements and that no representations or warranties have been made with regard to any projections, cost estimates or other information that may have been provided to Purchaser or its representatives during their due diligence investigation of the Company and the Subsidiaries unless otherwise expressly covered by the representations and warranties included in this Agreement and the Related Agreements.

                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                                  AMERITRADE HOLDING CORPORATION


                                                  By: /s/  James Ditmore
                                                      ------------------
                                                  Name:
                                                  Title:



                                                  TRADECAST, INC.

                                                  By: /s/  James F. Howell
                                                      --------------------
                                                  Name:
                                                  Title:



                                                  TC MERGER SUB, INC.


                                                  By: /s/  James Ditmore
                                                      ------------------
                                                  Name:
                                                  Title:


                                                  /s/  Robert L. Earthman, Jr.
                                                  ----------------------------
                                                  Robert L. Earthman, Jr.,
                                                  individually



                                                  /s/  James F. Howell
                                                  --------------------
                                                  James F. Howell, individually



                                                  /s/  Manmeet Singh
                                                  ------------------
                                                  Manmeet Singh, individually



                                                  Howell 2000 Trust


                                                  By: /s/  James F. Howell
                                                      -----------------------
                                                  Name: James F. Howell, Trustee
                                                        2406 Avalon
                                                        Houston, Texas 77019

                                      Earthman 2000 Trust


                                      By: /s/  Robert L. Earthman, Jr.,
                                          -----------------------------
                                      Name: Robert L. Earthman, Jr., Trustee
                                            7630 Del Monte
                                            Houston, Texas 77063


                                      HMS 2000 Trust


                                      By: /s/ Manmeet Singh
                                          -----------------
                                      Name: Manmeet Singh, Trustee
                                            c/o TradeCast Ltd.
                                            5555 San Felipe
                                            Suite 525
                                            Houston, Texas 77056



                                      NS 2000 Trust


                                      By: /s/ Manmeet Singh
                                          ------------------
                                      Name: Manmeet Singh, Trustee
                                            c/o TradeCast Ltd.
                                            5555 San Felipe
                                            Suite 525
                                            Houston, Texas 77056

                                                    TS 2000 Trust


                                                    By: /s/ Manmeet Singh
                                                        ------------------
                                                    Name: Manmeet Singh, Trustee
                                                          c/o TradeCast Ltd.
                                                          5555 San Felipe
                                                          Suite 525
                                                          Houston, Texas 77056



                                                    Delta 2000 Trust


                                                    By: /s/ Manmeet Singh
                                                        ------------------
                                                    Name: Manmeet Singh, Trustee
                                                          c/o TradeCast Ltd.
                                                          5555 San Felipe
                                                          Suite 525
                                                          Houston, Texas 77056



                                                    Omega 2000 Trust


                                                    By: /s/ Manmeet Singh
                                                        ------------------
                                                    Name: Manmeet Singh, Trustee
                                                          c/o TradeCast Ltd.
                                                          5555 San Felipe
                                                          Suite 525
                                                          Houston, Texas 77056